--------------------------------------------------------------------------------
                               BOARD OF DIRECTORS
--------------------------------------------------------------------------------
Gilbert de Botton--President
CHAIRMAN, Global Asset Management Limited,
London.

George W. Landau
SENIOR ADVISER AND CHAIRMAN, Latin America Advisory
Board, Coca-Cola International, New York.

Therese Meier
MANAGING DIRECTOR, Global Asset Management
GAM (Schweiz) AG, Zurich.

Madelon DeVoe Talley
TRUSTEE, The New York State Teachers Retirement
System, New York.

Roland Weiser
PRESIDENT, Intervista, Summit, New Jersey.


Address of the Company:
135 East 57th Street
New York, New York 10022.
Tel:     (212) 407--4600
         1-800-426-4685 (toll free)
Fax:     (212) 407-4684

Registrar and Transfer Agent:
Chase Global Funds Services Company
P.O. Box 2798
Boston, Massachusetts 02208.
Tel:     (617) 557-8000 ext 6610
         1-800-356-5740 (toll free)
Fax:     (617) 557-8698

--------------------------------------------------------------------------------
Copies of this report may be obtained from the Fund, from the Transfer Agent or from:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
IN THE ISLE OF MAN;
  GAM Administration Limited,
  11 Athol Street, Douglas, Isle of Man IM99 1HH, British Isles
  Tel: 44-1624 632632 Fax: 44-1624 625956

IN THE UNITED KINGDOM (FOR AUTHORIZED PERSONS ONLY);
  Global Asset Management Limited, regulated by IMRO,
  12 St. James's Place, London, SW1A 1NX, UK
  Tel: 44-171-493 9990 Fax: 44-171-493 0715 Tlx: 296099 GAMUK G

ON INTERNET;
  Information on GAM's SEC-registered funds -
  http://www.usinfo.gam.com
  Email enquiries on GAM - info@gam.com
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


                           GLOBAL ASSET MANAGEMENT (R)

                                 GAM FUNDS, INC








                                                                         GAM (R)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 THE GAM GROUP
--------------------------------------------------------------------------------

     The GAM group  was  founded  in April  1983 by  Gilbert  de  Botton.  GAM's corporate policy is to attempt to harness the top investment talent in the world, not only in-house but also outside the GAM organization, in order to provide above average, long term growth. The GAM group currently has approximately US$9.0 billion under management and employs a worldwide staff of about 390 people.

     For US investors, GAM offers GAM Funds, Inc. an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended. The Fund consists of eight open-end mutual funds -- GAM International, GAM Global, GAM Europe, GAM Pacific Basin, GAM Japan Capital, GAM North America, GAM Asian Capital and GAMerica Capital Funds.

     For additional information about any of the GAM Funds, please contact your financial consultant or call GAM at 1--800--426--4685 (toll free).

--------------------------------------------------------------------------------
                                    CONTENTS
--------------------------------------------------------------------------------

GAM International ......................................................   2
GAM Global .............................................................   7
GAM Europe .............................................................  12
GAM Pacific Basin ......................................................  17
GAM Japan Capital ......................................................  22
GAM North America ......................................................  26
GAMAsian Capital .......................................................  30
GAMerica Capital .......................................................  34
Portfolio Analysis .....................................................  37
Financial Statements ...................................................  39
Notes to Financial Statements ..........................................  46
Independent Auditor's Report ...........................................  62

--------------------------------------------------------------------------------
                             GAM INTERNATIONAL FUND
--------------------------------------------------------------------------------


FUND MANAGEMENT
--------------------------------------------------------------------------------

-------------

   [Photo]

-------------


JOHN R. HORSEMAN, INVESTMENT DIRECTOR, JOINED GAM INITIALLY AS A MEMBER OF THE ASIAN TEAM BASED IN HONG KONG. AFTER MOVING TO THE LONDON OFFICE IN 1990 HE IS NOW RESPONSIBLE FOR A NUMBER OF GAM'S GLOBAL AND INTERNATIONAL FUNDS. PRIOR TO JOINING GAM IN 1987, HE WORKED FOR BA INVESTMENT MANAGEMENT INTERNATIONAL LTD, RESPONSIBLE FOR CERTAIN OF THE BANK OF AMERICA'S GLOBAL EQUITY FUNDS. HE COMMENCED MANAGEMENT OF GAM GLOBAL AND GAM INTERNATIONAL FUNDS ON APRIL 1, 1990. MR. HORSEMAN ALSO MANAGES THE OFFSHORE FUND GAM UNIVERSAL US$ INC.

     The Fund's investment objective is long-term capital appreciation, generally through investment in equity securities issued by companies with principal offices in countries other than the United States, including Canada, the United Kingdom, Continental Europe, and the Pacific Basin. However, if the Fund determines that the long-term capital appreciation of debt securities may equal or exceed the return on equity securities, it may be substantially invested in debt securities of companies and governments, their agencies and instrumentalities. Any income realized by the Fund on its investments will be incidental to its goal of long-term capital appreciation.


Report to Shareholders
--------------------------------------------------------------------------------
THE FACTS -- CLASS A SHARES


                                                         GAM
                                               International
                                              Class A (after                          Average
                                         GAM         maximum             MSCI         1 Month
                               International      sales load             EAFE         Deposit
                                     Class A          of 5%)            Index            Rate

31st Dec, 96                         US$23.15                        1,185.57
---------------------------------------------------------------------------------------------
                                            %               %               %               %
---------------------------------------------------------------------------------------------
Quarter to Dec, 96                     +10.26           +4.74           +1.67           +1.31
---------------------------------------------------------------------------------------------
Jan -- Dec, 1996                        +8.98           +3.53           +6.36           +5.37
---------------------------------------------------------------------------------------------
Average annual total return:-
---------------------------------------------------------------------------------------------
1 year to Dec, 1996                     +8.98           +3.53           +6.36           +5.37
---------------------------------------------------------------------------------------------
5 years to Dec, 1996                   +18.74          +17.53           +8.48           +4.52
---------------------------------------------------------------------------------------------
10 years to Dec, 1996                  +15.48          +14.88           +8.84           +6.18
---------------------------------------------------------------------------------------------
Since inception                        +21.07          +20.55          +16.55           +6.44
---------------------------------------------------------------------------------------------


     Performances are calculated on a total return basis. During the year Class A shares paid a dividend of US$0.13 and Class D US$0.05. Class A inception was on 2nd January, 1985 and Class D on 18th September, 1995. Indications of past performance are not necessarily indicative of future performance. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

--------------------------------------------------------------------------------
          GAM INTERNATIONAL FUND -- REPORT TO SHAREHOLDERS (CONTINUED)
--------------------------------------------------------------------------------



                                    [Chart]




NOTE:The graphs compare the performance results of a hypothetical $10,000 investment in either Class and a comparable index. The performances of Class A and Class D are also shown after adjustment to reflect the maximum sales load, which is waived for certain investors. The performance of the index does not reflect brokerage commissions and other expenses that would be incurred to acquire a comparable portfolio of securities.

----------
Sources used are the net asset value of the Fund computed daily and Morgan Stanley Capital International.

The MSCI Europe, Australian and Far East Index is a market-value weighted, unmanaged index on the weighted share prices of some 1,000 companies listed on the stock exchanges of Australia, Austria, Belgium, Denmark, France, Germany, Hong Kong, Italy, Japan, the Netherlands, Norway, Singapore/Malaysia, Spain, Sweden, Switzerland and the United Kingdom. The combined market capitalisation of these companies represents approximately 60% of the aggregate market value of the stock exchanges of the above 16 countries. The percentage change in the value of the index includes dividends reinvested.

THE FACTS -- CLASS D SHARES



                                                         GAM
                                               International
                                              Class D (after                          Average
                                         GAM         maximum             MSCI         1 Month
                               International      sales load             EAFE         Deposit
                                     Class D        of 3.5%)            Index            Rate
31st Dec, 96                         US$23.07                        1,185.57
---------------------------------------------------------------------------------------------
                                            %               %               %               %
---------------------------------------------------------------------------------------------
Quarter to Dec, 96                      +10.13           +6.27           +1.67           +1.31
---------------------------------------------------------------------------------------------
Jan -- Dec, 1996                         +8.33           +4.54           +6.36           +5.37
---------------------------------------------------------------------------------------------
Average annual total return:-
---------------------------------------------------------------------------------------------
1 year to Dec, 1996                      +8.33           +4.54           +6.36           +5.37
---------------------------------------------------------------------------------------------
Since inception                         +14.09          +10.98          +10.39           +5.47
---------------------------------------------------------------------------------------------





                                    [Chart]

--------------------------------------------------------------------------------
          GAM INTERNATIONAL FUND -- REPORT TO SHAREHOLDERS (CONTINUED)
--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN -- CLASS A



                                    [Chart]


ANNUAL PERFORMANCE -- CLASS A



                                    [Chart]



                                   GAM
                         International
                        Class A (after
                 GAM           maximum             MSCI
       International        sales load             EAFE
             Class A            of 5%)            Index
Year               %                 %               %
-------------------------------------------------------
1992            3.08            (2.07)           (11.85)
1993           79.96            70.97             32.94
1994          (10.23)          (14.71)             8.06
1995           30.09            23.59              1.55
1996            8.98             3.53              6.36


THE COMMENT

     1996 has continued to be a year of progress for investors in GAM International, although at a rather more modest pace than in some previous years. In general, good appreciation in the Fund's equity positions was partly offset by an appreciating dollar and sluggish bond markets in Europe.

     European markets formed the mainstay of the Fund during the year and currently represent around 70% of the Fund's total assets. Growth stocks, particularly in the pharmaceutical sector, performed strongly and are well represented in GAM International. The merger between Ciba and Sandoz in Switzerland figured prominently. Elsewhere the Fund's exposure to financials and utilities in Europe performed well as short-term interest rates and inflation both remained low. In anticipation of further gains in these sectors some new names were added during the year, among them OM Gruppen in Sweden and Den Danske Bank in Denmark. Bond markets generally lagged behind their equity counterparts although they all managed positive returns in their respective local currencies. At present bond holdings represent 12% of GAM International and were reduced during the year.

     Asian markets by comparison overall had an indifferent year although Hong Kong was a bright spot. Low valuations, good earnings growth and positive developments in China suggest this might continue. In the summer the Fund began to rebuild its holdings in Hong Kong after a two-and-a-half-year absence. The Fund's holdings in Japanese electrical stocks were retained throughout 1996.

----------
A Plan of Distribution (12b-1 plan), as proposed by your Fund's directors, was approved by the Class A shareholders of each Series of the Fund in 1996. The 12b-1 plan calls for your Fund to pay the Fund's distributor up to 0.30% of its average net assets to finance distribution and servicing related activities engaged in by the distributor and third party financial intermediaries for the benefit of the Fund and its shareholders.

--------------------------------------------------------------------------------
               GAM INTERNATIONAL FUND -- STATEMENT OF INVESTMENTS
--------------------------------------------------------------------------------

AS AT 31ST DECEMBER, 1996


                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------

ADJUSTABLE RATE INDEX NOTES
                  UNITED KINGDOM
         +        DLJ ARIN, Indexed to 320,000
                    shares British Biotech
                    1997-04-3                        12,887,490            1.23
         +        DLJ ARIN, Indexed to 1,100,000
                    shares General Cable
                    1997--05--05                      1,034,662            0.10
         +        DLJ ARIN, Indexed to 1,100,000
                    shares General Cable
                    1997--06--10                      1,199,305            0.11
         +        DLJ ARIN, Indexed to 3,250,000
                    shares TeleWest
                    Communications 1997--04--03       5,926,867            0.57
         +        DLJ ARIN, Indexed to 1,200,000
                    shares TeleWest
                    Communications 1997--04--25       1,792,855            0.17
         +        DLJ ARIN, Indexed to 1,200,000
                    shares TeleWest
                    Communications 1997--09--16         940,348            0.09
                                                    -----------           -----
TOTAL ADJUSTABLE RATE INDEX NOTES
  (COST $13,863,965)                                 23,781,527            2.27
                                                    -----------           -----

BONDS
                  FRANCE
   53.552m        OAT 6% 2025--10--25                 9,211,749            0.88
                                                    -----------           -----
                                                      9,211,749            0.88
                                                    -----------           -----
                  GERMANY
   17.515m        Austria 6.50% 2024--01--10         11,032,242            1.05
  117.750m        Bundes Deutschland 6.25%
                    2024--01--04                     72,664,024            6.93
                                                    -----------           -----
                                                     83,696,266            7.98
                                                    -----------           -----
TOTAL BONDS (COST $95,244,229)                       92,908,015            8.86
                                                    -----------           -----
BOND WARRANTS
                  FRANCE
*6,066,000        French Government Bond
                    85.25 Wts May 1997                4,770,026            0.46
                                                    -----------           -----
                                                      4,770,026            0.46
                                                    -----------           -----
                  GERMANY
*4,174,000        Bundes Deutschland 6.25%
                    Wts May 1997                     15,868,144            1.51
                                                    -----------           -----
                                                     15,868,144            1.51
                                                    -----------           -----

                  NETHERLANDS
*1,607,000        Nederland 7.5% 2023--01--15
                  105.1 Wts July 1997                 7,037,280            0.67
                                                    -----------           -----
                                                      7,037,280            0.67
                                                    -----------           -----
TOTAL BOND WARRANTS (COST $14,471,123)               27,675,450            2.64
                                                    -----------           -----
EQUITIES
                  BELGIUM
    55,000        Kredietbank                        18,043,260            1.72
                                                    -----------           -----
                                                     18,043,260            1.72
                                                    -----------           -----
                  DENMARK
   250,000        Danske Bank                        20,171,345            1.92
                                                    -----------           -----
                                                     20,171,345            1.92
                                                    -----------           -----

                  FRANCE
    24,703        Carrefour                          16,073,495            1.53
    41,925        L'Oreal                            15,789,043            1.51
   380,000        Lagardere Groupe Registered        10,429,218            0.99
   134,000        Union des Assurances
                    Federales                        16,528,862            1.58
                                                    -----------           -----
                                                     58,820,618            5.61
                                                    -----------           -----
                  GERMANY
   360,000        BASF                               13,868,469            1.32
   340,000        Veba                               19,664,674            1.88
                                                    -----------           -----
                                                     33,533,143            3.20
                                                    -----------           -----
                  HONG KONG
 3,825,000        Cheung Kong (Holdings)             33,999,451            3.24
 3,900,000        Henderson Land                     39,330,273            3.75
 9,508,000        Hong Kong & China Gas              18,255,065            1.74
 2,109,739        HSBC Holdings (HKD)                45,143,423            4.31
 6,754,000        JCG Holdings                        6,592,889            0.63
                                                    -----------           -----
                                                    143,321,101           13.67
                                                    -----------           -----
                  JAPAN
   300,000        Amway Japan                         9,636,474            0.92
 1,435,000        Canon                              31,720,922            3.03
     3,750        East Japan Railway Co.             16,870,305            1.61
   470,000        Hoya                               18,465,590            1.76
   270,000        Rohm                               17,718,677            1.69
   330,000        Sony                               21,627,666            2.06
   780,000        Takeda Chemical                    16,366,462            1.56
   325,000        TDK Corp                           21,187,721            2.02
                                                    -----------           -----
                                                    153,593,817           14.65
                                                    -----------           -----
                  MALAYSIA
 2,700,000        UMW Holdings                       12,615,324            1.20
                                                    -----------           -----
                                                     12,615,324            1.20
                                                    -----------           -----

--------------------------------------------------------------------------------
         GAM INTERNATIONAL FUND -- STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------

                  NETHERLANDS
   448,753        ABN-AMRO Holdings                  29,178,754            2.79
 1,030,891        Fortis AMEV                        36,079,557            3.44
   615,323        ING                                22,140,458            2.11
   117,917        Wolters Kluwer CVA                 15,654,968            1.50
                                                  -------------          ------
                                                    103,053,737            9.84
                                                  -------------          ------

                  SINGAPORE
 1,283,000        City Developments                  11,552,776            1.10
   282,500        Singapore Bus Service (FR)          1,463,678            0.14
 3,363,000        Want Want Holdings                  8,844,690            0.84
                                                  -------------          ------
                                                     21,861,144            2.08
                                                  -------------          ------
                  SPAIN
   400,000        Banco Argentaria                   17,914,332            1.71
    73,200        Banco Popular Registered           14,388,508            1.37
                                                  -------------          ------
                                                     32,302,840            3.08
                                                  -------------          ------
                  SWEDEN
   625,270        OM Gruppen                         18,796,999            1.79
                                                  -------------          ------
                                                     18,796,999            1.79
                                                  -------------          ------
                  SWITZERLAND
   *27,620        Novartis Registered                31,633,515            3.02
     4,150        Roche Holding Genussscheine        32,291,558            3.08
   *87,560        Swiss Bank Corp Registered         16,648,502            1.59
                                                  -------------          ------
                                                     80,573,575            7.69
                                                  -------------          ------
                  UNITED KINGDOM
 3,489,130        B.A.T. Industries                  28,929,786            2.76
 6,712,798        Bank of Scotland                   35,419,058            3.38
 2,200,000        Barclays                           37,763,576            3.60
    76,747        Barclays (Restricted)               1,317,382            0.13
 1,000,000        Carpetright                         9,901,718            0.94
 1,340,000        Hyder                              17,124,833            1.63
 2,000,000        Prudential                         16,856,904            1.61
    25,892        Prudential (Restricted)               218,230            0.02
 1,840,000        RJB Mining                         13,396,442            1.28
 1,767,112        Severn Trent                       20,252,233            1.93
     2,528        Smithkline Beecham                     34,992            0.00
 1,703,516        Thames Water                       17,830,772            1.70
   823,962        United Utilities                    8,737,366            0.83
   145,015        United Utilities (Restricted)       1,537,752            0.15
                                                  -------------          ------
                                                    209,321,044           19.96
                                                  -------------          ------
TOTAL EQUITIES (COST $802,114,527)                  906,007,947           86.41
                                                  -------------          ------

EQUITY WARRANTS
                  SWITZERLAND
    *3,000        Roche Holding Wts
                    1998--05--05                         97,497            0.01
    *7,800        Swiss Bank Corp Bearer
                    Wts 2000                             21,561            0.00
                                                  -------------          ------
TOTAL EQUITY WARRANTS (COST $85,829)                    119,058            0.01
                                                  -------------          ------
TOTAL INVESTMENTS (COST $925,779,673**)           1,050,491,997          100.19
                                                  -------------          ------
NET CURRENT LIABILITIES                              (1,956,665)          (0.19)
                                                  -------------          ------
TOTAL NET ASSETS                                  1,048,535,332          100.00
                                                  =============          ======


*  Non-income producing security.
** Cost for federal income tax purposes is $925,989,477. (Note 5)
+ Adjustable rate index notes are inversely indexed to the value of the underlying security.

Glossary of terms:
   FR -- Foreign Registered

See notes to financial statements.


GEOGRAPHIC ANALYSIS
AS AT 31ST DECEMBER, 1996

[The following table represents a chart in the printed piece.]

NET CURRENT LIABILITIES          (.019)%
UNITED KINGDOM ........         22.23%
DENMARK ...............          1.92%
HONG KONG .............         13.57%
SINGAPORE .............          2.08%
FRANCE ................          6.95%
BELGIUM ...............          1.72%
SWITZERLAND ...........          7.70%
SPAIN .................          3.08%
JAPAN .................         14.65%
SWEDEN ................          1.79%
NETHERLANDS ...........         10.51%
MALAYSIA ..............          1.20%
GERMANY ...............         12.69%

--------------------------------------------------------------------------------
                                GAM GLOBAL FUND
--------------------------------------------------------------------------------

FUND MANAGEMENT
--------------------------------------------------------------------------------

--------------

    [Photo]

--------------

JOHN R. HORSEMAN, INVESTMENT DIRECTOR, JOINED GAM INITIALLY AS A MEMBER OF THE ASIAN TEAM BASED IN HONG KONG. AFTER MOVING TO THE LONDON OFFICE IN 1990 HE IS NOW RESPONSIBLE FOR A NUMBER OF GAM'S GLOBAL AND INTERNATIONAL FUNDS. PRIOR TO JOINING GAM IN 1987, HE WORKED FOR BA INVESTMENT MANAGEMENT INTERNATIONAL LTD, RESPONSIBLE FOR CERTAIN OF THE BANK OF AMERICA'S GLOBAL EQUITY FUNDS. HE COMMENCED MANAGEMENT OF GAM GLOBAL AND GAM INTERNATIONAL FUNDS ON APRIL 1, 1990. MR. HORSEMAN ALSO MANAGES THE OFFSHORE FUND GAM UNIVERSAL US$ INC.

     The Fund's investment objective is long-term capital appreciation, generally through investment in equity securities issued by companies with principal offices in countries including the United States, Canada, the United Kingdom, Continental Europe, and the Pacific Basin. However, if the Fund determines that the long-term capital appreciation of debt securities may equal or exceed the return on equity securities, it may be substantially invested in debt securities of companies and governments, their agencies and instrumentalities. Any income realized by the Fund on its investments will be incidental to its goal of long-term capital appreciation.


REPORT TO SHAREHOLDERS
--------------------------------------------------------------------------------
THE FACTS -- CLASS A SHARES


                                                         GAM
                                                      Global
                                              Class A (after                          Average
                                         GAM         maximum             MSCI         1 Month
                                      Global      sales load             EAFE         Deposit
                                     Class A          of 5%)            Index            Rate
31st Dec, 96                        US$14.35                           820.36
---------------------------------------------------------------------------------------------
                                            %               %               %               %
---------------------------------------------------------------------------------------------
Quarter to Dec, 96                     +10.01           +4.51           +4.69           +1.31
---------------------------------------------------------------------------------------------
Jan -- Dec, 1996                       +12.74           +7.11          +14.00           +5.37
---------------------------------------------------------------------------------------------
Average annual total return:-
---------------------------------------------------------------------------------------------
1 year to Dec, 1996                    +12.74           +7.11          +14.00           +5.37
---------------------------------------------------------------------------------------------
5 years to Dec, 1996                   +16.57          +15.38          +11.37           +4.52
---------------------------------------------------------------------------------------------
10 years to Dec, 1996                  +12.34          +11.76          +11.27           +6.18
---------------------------------------------------------------------------------------------
Since inception                        +12.09          +11.55          +11.93           +6.20
---------------------------------------------------------------------------------------------

     Performances are calculated on a total return basis. During the year Class A shares paid a dividend of US$0.87 and Class D US$0.80. Class A inception was on 28th May, 1986 and Class D inception was on 6th October, 1995. Indications of past performance are not necessarily indicative of future performance. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

--------------------------------------------------------------------------------
              GAM GLOBAL FUND -- REPORT TO SHAREHOLDERS (CONTINUED)
--------------------------------------------------------------------------------




                                    [Chart]





NOTE: The graphs compare the performance results of a hypothetical $10,000 investment in either Class and a comparable index. The performances of Class A and Class D are also shown after adjustment to reflect the maximum sales load, which is waived for certain investors. The performance of the index does not reflect brokerage commissions and other expenses that would be incurred to acquire a comparable portfolio of securities.


----------
Sources used are the net asset value of the Fund computed daily and Morgan Stanley Capital International.

The MSCI World Index is an arithmetical average weighted by market value of the performance of some 1,400 securities listed on the stock exchanges of Australia, Austria, Belgium, Canada, Denmark, France, Finland, Germany, Hong Kong, Italy, Japan, the Netherlands, New Zealand, Norway, Singapore, Malaysia, Spain, Sweden, Switzerland, the United Kingdom and the United States of America. The combined market capitalisation of these companies represents approximately 60% of the aggregate market value of the stock exchanges of the above 21 countries. The percentage change in the value of the index includes dividends reinvested.

THE FACTS -- CLASS D SHARES

                                                         GAM
                                                      Global
                                              Class D (after                          Average
                                         GAM         maximum             MSCI         1 Month
                                      Global      sales load             EAFE         Deposit
                                     Class D        of 3.5%)            Index            Rate
31st Dec, 96                        US$14.22                           820.36
---------------------------------------------------------------------------------------------
                                            %               %               %               %
---------------------------------------------------------------------------------------------
Quarter to Dec, 96                     +10.18           +6.32           +4.69           +1.31
---------------------------------------------------------------------------------------------
Jan -- Dec, 1996                       +11.54           +7.63          +14.00           +5.37
---------------------------------------------------------------------------------------------
Average annual total return:-
---------------------------------------------------------------------------------------------
1 year to Dec, 1996                    +11.54           +7.63          +14.00           +5.37
---------------------------------------------------------------------------------------------
Since inception                        +15.15          +11.88          +15.85           +5.45
---------------------------------------------------------------------------------------------




                                    [Chart]

--------------------------------------------------------------------------------
             GAM GLOBAL FUND -- REPORT TO SHAREHOLDERS (CONTINUED)
--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN -- CLASS A



                                    [Chart]



ANNUAL PERFORMANCE -- CLASS A



                                    [Chart]




                                   GAM
                                Global
                        Class A (after
                 GAM           maximum             MSCI
              Global        sales load             EAFE
             Class A            of 5%)            Index
Year               %                 %               %
-------------------------------------------------------
1992           (4.65)           (9.42)            (4.66)
1993           75.30            66.53             23.13
1994          (16.15)          (20.35)             5.58
1995           36.25            29.44             21.32
1996           12.74             7.11             14.00


THE COMMENT


     1996 has continued to be a year of progress for investors in GAM Global. Good appreciation in the Fund's equity positions was partly offset by an appreciating dollar and sluggish bond markets in Europe where the Fund had an exposure.

     Equities in the United States formed the mainstay of the Fund during the year and currently represent 46% of the Fund's total assets. Holdings in the bank sector performed paricularly well as investors continued to take account of bank merger activity and the possibilities this presents for cost savings and improved profitability. Otherwise the Fund's positions in selected companies undergoing some form of restructuring or merger, such as Burlington Northern or Kimberly Clark, performed well.

     In Europe, although these markets have not performed as well as in the United States, good returns have been possible. Utilities, financials and selected pharmaceutical stocks have all performed well. However, European companies have yet to undertake restructuring to improve profitability and returns to the shareholder in the manner evident in the United States. If this were to occur, investment returns could surprise even the more optimistic forecasts. Holdings in European equities were increased in the latter part of the year, at the same time reducing the Fund's European bond holdings.

     Asian markets by comparison overall had an indifferent year, although Hong Kong was a bright spot. Low valuations, good earnings growth and positive developments in China suggest this might continue. In the summer, the Fund began to rebuild its holdings in Hong Kong after a two-and-a-half-year absence. The Fund's holdings in Japenese electrical stocks were retained throughout 1996.



----------
A Plan of Distribution (12b-1 plan), as proposed by your Fund's directors, was approved by the Class A shareholders of each Series of the Fund in 1996. The 12b-1 plan calls for your Fund to pay the Fund's distributor up to 0.30% of its average net assets to finance distribution and servicing related activities engaged in by the distributor and third party financial intermediaries for the benefit of the Fund and its shareholders.

--------------------------------------------------------------------------------
                   GAM GLOBAL FUND -- STATEMENT OF INVESTMENTS
--------------------------------------------------------------------------------

AS AT 31ST DECEMBER, 1996



                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------

ADJUSTABLE RATE INDEX NOTES
                  UNITED KINGDOM
         +        DLJ ARIN Indexed to 11,500
                    shares British Biotech
                    1997--05--0                         502,873            2.47
         +        DLJ ARIN Indexed to 110,000
                    shares General Cable
                    1997--06--10                        119,930            0.59
         +        DLJ ARIN Indexed to 100,000
                    shares TeleWest Communications
                    1997--04--03                        182,365            0.89
         +        DLJ ARIN Indexed to 75,000
                    shares TeleWest Communications
                    1997--03--25                        125,085            0.61
                                                      ---------            ----
TOTAL ADJUSTABLE RATE INDEX NOTES
  (COST $551,354)                                       930,253            4.56
                                                      ---------            ----
BONDS
                  GERMANY
 1,713,000        Bundes Deutschland 6.25%
                    2024--01--04                      1,057,100            5.18
                                                      ---------            ----
                                                      1,057,100            5.18
                                                      ---------            ----
TOTAL BONDS (COST $1,112,681)                         1,057,100            5.18
                                                      ---------            ----
BOND WARRANTS
                  FRANCE
  *122,000        OAT 6% 1997--05--16
                    84.36 Calls January 1996             95,935            0.47
                                                      ---------            ----
                                                         95,935            0.47
                                                      ---------            ----
                  GERMANY
   *54,000        Bundes Deutschland 6.25% Wts
                    May 1997                            205,290            1.01
                                                      ---------            ----
                                                        205,290            1.01
                                                      ---------            ----
                  NETHERLANDS
   *78,300        Nederland 7.5% 2023--01--15
                    101 Calls July 1996                 342,887            1.68
                                                      ---------            ----
                                                        342,887            1.68
                                                      ---------            ----
TOTAL BOND WARRANTS (COST $300,888)                     644,112            3.16
                                                      ---------            ----

EQUITIES
                  FRANCE
     1,980        Union des Assurances Federales        244,232            1.20
                                                      ---------            ----
                                                        244,232            1.20
                                                      ---------            ----
                  HONG KONG
    40,000        Cheung Kong (Holdings)                355,550            1.74
    69,000        Henderson Land                        695,843            3.41
   132,300        Hong Kong & China Gas                 254,012            1.25
    32,041        HSBC Holdings (HKD)                   685,602            3.36
   214,800        JCG Holdings                          209,676            1.03
                                                      ---------            ----
                                                      2,200,683           10.79
                                                      ---------            ----
                  JAPAN
    18,000        Canon                                 397,893            1.95
     4,000        Rohm                                  262,499            1.28
     4,600        Sony                                  301,477            1.48
     5,000        TDK Corp                              325,965            1.60
                                                      ---------            ----
                                                      1,287,834            6.31
                                                      ---------            ----
                  NETHERLANDS
     6,773        ABN-AMRO Holding                      440,393            2.16
    18,554        Fortis AMEV                           649,360            3.18
                                                      ---------            ----
                                                      1,089,753            5.34
                                                      ---------            ----
                  SINGAPORE
    35,000        City Developments                     315,158            1.55
                                                      ---------            ----
                                                        315,158            1.55
                                                      ---------            ----
                  SWEDEN
     9,961        OM Gruppen                            299,450            1.47
                                                      ---------            ----
                                                        299,450            1.47
                                                      ---------            ----
                  SWITZERLAND
      *499        Novartis Registered                   571,511            2.80
        64        Roche Holding Genussscheine           497,990            2.44
    *1,492        Swiss Bank Corp Registered            283,686            1.39
                                                      ---------            ----
                                                      1,353,187            6.63
                                                      ---------            ----
                  UNITED KINGDOM
    33,900        Barclays 581,902                                         2.85
     1,012        Barclays (Restricted)                  17,371            0.08
    26,800        Hyder                                 342,497            1.68
    28,000        RJB Mining                            203,859            1.00
    26,633        Thames Water                          278,769            1.37
                                                      ---------            ----
                                                      1,424,398            6.98
                                                      ---------            ----

                  UNITED STATES
     3,300        American International Group          357,225            1.75
     7,000        American Stores                       286,125            1.40
    *5,000        Amgen                                 271,875            1.33
     3,640        BankAmerica                           363,090            1.78
     3,600        Burlington Northern/Santa Fe          310,950            1.52
   *11,400        Champion Enterprises                  222,300            1.09
     6,668        Chase Manhattan                       595,119            2.92
     5,610        Columbia/HCA Healthcare               228,608            1.12
     3,185        Federal Home Loan Mortgage            350,748            1.72
     4,368        First Union                           323,232            1.58

--------------------------------------------------------------------------------
             GAM GLOBAL FUND -- STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------
                  UNITED STATES (CONTINUED)
     4,150        Gillette                              322,663            1.58
     3,500        Intel                                 458,281            2.25
    13,000        Intermet                              209,625            1.03
     8,236        Johnson & Johnson                     409,741            2.01
     3,640        Kimberly-Clark                        346,710            1.70
    *9,100        Kroger                                423,150            2.07
     8,700        MBNA                                  361,050            1.77
     5,505        Medtronic                             374,340            1.84
     8,560        Merrill Lynch                         697,640            3.42
     9,739        NationsBank                           951,987            4.67
     4,095        Philip Morris                         461,199            2.26
    16,000        Republic Group                        250,000            1.23
     6,043        Schering-Plough                       391,284            1.92
     1,365        Wells Fargo                           368,209            1.81
                                                     ----------          ------
                                                      9,335,151           45.77
                                                     ----------          ------
TOTAL EQUITIES (COST $14,488,715)                    17,549,846           86.04
                                                     ----------          ------
EQUITY WARRANTS
                  SWITZERLAND
         *54      Roche Holdings Wts 1998--05--05         1,755            0.01
         *195     Swiss Bank Corp
                    Bearer Wts 2000                         539            0.00
                                                     ----------          ------
TOTAL EQUITY WARRANTS (COST $1,545)                       2,294            0.01
                                                     ----------          ------
TOTAL INVESTMENTS (COST $16,455,183**)               20,183,605           98.95

NET CURRENT ASSETS                                      214,658            1.05
                                                     ----------          ------
TOTAL NET ASSETS                                     20,398,263          100.00
                                                     ==========          ======

*  Non-income  producing  security.
** Cost  for  federal  income tax  purposes is $16,457,846.(Note 5)
+ Adjustable rate index notes are inversely indexed to the value of the underlying security.

See notes to financial statements.



GEOGRAPHIC ANALYSIS
AS AT 31ST DECEMBER, 1996


NET CURRENT ASSESTS           1.05%
SWEDEN                        1.47%
SINGAPORE                     1.55%
FRANCE                        1.67%
JAPAN                         6.31%
SWITZERLAND                   6.64%
NETHERLANDS                   7.02%
HONG KONG                    10.79%
GERMANY                       5.19%
UNITED KINGDOM               11.54%
UNITED STATES                45.77%

--------------------------------------------------------------------------------
                                GAM EUROPE FUND
--------------------------------------------------------------------------------


FUND MANAGEMENT
--------------------------------------------------------------------------------

-----------


  [Photo]


-----------

JOHN BENNETT, INVESTMENT DIRECTOR, IS RESPONSIBLE FOR EUROPEAN MARKETS. PRIOR TO JOINING GAM IN 1993, HE WAS A SENIOR FUND MANAGER AT IVORY & SIME, RESPONSIBLE FOR CONTINENTAL EUROPEAN EQUITY PORTFOLIOS. HE COMMENCED MANAGEMENT OF GAM EUROPE FUND ON JANUARY 1, 1993. MR. BENNETT ALSO MANAGES THE OFFSHORE FUND GAM PAN EUROPEAN INC. MR. BENNETT IS BASED IN EDINBURGH.

     The Fund's investment objective is long-term capital appreciation, generally through investment in equity securities issued by companies with principal offices in Europe. However, if the Fund determines that the long-term capital appreciation of debt securities may equal or exceed the return on equity securities, it may be substantially invested in debt securities of companies and governments, their agencies and instrumentalities. Any income realized by the Fund on its investments will be incidental to its goal of long-term capital appreciation.


REPORT TO SHAREHOLDERS
--------------------------------------------------------------------------------
THE FACTS

                                                         GAM
                                                      Europe
                                                      (after                          Average
                                         GAM         maximum             MSCI         1 Month
                                      Europe      sales load           Europe         Deposit
                                     Class A          of 5%)            Index            Rate

31st Dec, 96                         US$11.85                          869.13
---------------------------------------------------------------------------------------------
                                            %               %               %               %
---------------------------------------------------------------------------------------------
Quarter to Dec, 96                      +7.60           +2.22           +9.69           +1.31
---------------------------------------------------------------------------------------------
Jan -- Dec, 1996                       +21.32          +15.25          +21.57           +5.37
---------------------------------------------------------------------------------------------
Average annual total return:-
---------------------------------------------------------------------------------------------
1 year to Dec, 1996                    +21.32          +15.25          +21.57           +5.37
---------------------------------------------------------------------------------------------
5 years to Dec, 1996                    +9.87           +8.75          +13.62           +4.52
---------------------------------------------------------------------------------------------
Since inception                         +4.21           +3.45          +11.13           +5.32
---------------------------------------------------------------------------------------------


     Performances are calculated on a total return basis. During the year, a dividend was paid of US$0.32. The Fund's inception was on 1st January, 1990. Indications of past performance are not necessarily indicative of future performance. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

--------------------------------------------------------------------------------
             GAM EUROPE FUND -- REPORT TO SHAREHOLDERS (CONTINUED)
--------------------------------------------------------------------------------



                                    [Chart]






NOTE: The graph compares the performance results of a hypothetical $10,000 investment in the Fund and a comparable index. The performance of the Fund is also shown after adjustment to reflect the maximum sales load, which is waived for certain investors. The performance of the index does not reflect brokerage commissions and other expenses that would be incurred to acquire a comparable portfolio of securities.



------------
Sources used are the net asset value of the Fund computed daily and Morgan Stanley Capital International.

The MSCI Europe Index is an arithmetical average weighted by market value of the performance of some 600 securities listed on the stock exchanges of Austria, Belgium, Denmark, Finland, France, Germany, Italy, the Netherlands, Norway, Spain, Sweden, Switzerland and the United Kingdom. The combined market capitalisation of these companies represents approximately 60% of the aggregate market value of the stock exchanges of the above 13 countries. The percentage change in the value of the index includes dividends reinvested.


AVERAGE ANNUAL TOTAL RETURN



                                    [Chart]




ANNUAL PERFORMANCE



                                    [Chart]



                                    GAM
                                  Europe           MSCI
                 GAM      (after maximum         Europe
              Europe   sales load of 5%)          Index
Year               %                 %               %
-------------------------------------------------------
1992           (4.91)           (9.66)            (4.25)
1993           22.68            16.55             29.79
1994           (3.11)           (7.95)             2.66
1995           16.77            10.93             22.13
1996           21.32            15.25             21.57

--------------------------------------------------------------------------------
             GAM EUROPE FUND -- REPORT TO SHAREHOLDERS (CONTINUED)
--------------------------------------------------------------------------------

THE COMMENT

     Expectations of falling interest rates and rising asset prices have been well fulfilled in 1996. That this applies to financial assets to the near exclusion of real assets is testament to the powerful deflationary forces sweeping through Europe. As we have indicated in earlier reports our regular meetings with companies have proven invaluable in highlighting these trends and their effects on corporate pricing power. Such forces are all too evident in the growing wave of mergers now being witnessed and the fundamental restructuring of the way Europe does business. We have sought to benefit from these trends via our investment strategy throughout the past two years and the Fund's performance is the result of our commitment to bottom up stock selection.
     The following stocks are worthy of mention for their strong contribution to performance in the year just ended:
     The French market was again a major contributor to the Fund's results, more so due to good stock selection than to the performance of the local index. Comptoirs Modernes and Guilbert ended the year as the Fund's two largest investments having been exceptional performers in 1996. The former is one of France's leading food retailers, now replicating its domestic strategy elsewhere in Europe. Guilbert too is an example of a franchise capable of exploitation beyond domestic borders. The company has grown from being France's leading office materials wholesaler to a major force in Europe. Technip was also a strong performer as investors assessed the company's earnings prospects and attractive valuation. This company, based in France, is an international leader in turnkey process plant construction.
     In Germany, two stocks were held continuously throughout 1996, both rewarded the fund well. Buderus is an engineering concern whose main business is the production of heating systems. The company enjoys an excellent product franchise as well as strong management and finances. Veba the diversified holding company, benefited from continued business rationalisation and cost reduction.The biggest gain in the Fund's Dutch portfolio was produced by ABN Amro, the banking group. This company's management continues to prove adept at building from a strong domestic business.
     The Swiss portfolio benefited from the holding in Ciba Geigy which announced early in the year a merger with neighbouring pharmaceutical group, Sandoz. The Fund retains a holding in the merged entity, known as Novartis.
     Whilst the UK market's performance was more subdued, the returns to the Fund were boosted by sterling's strength, particularly in the closing months of 1996. Stock selection was mixed, resulting in significant changes to the British portfolio in anticipation of the year ahead. The strongest performance came from Burford whose share price rose by 40% as the group continued to grow from its roots in provincial property development and investment.
     Scandinavia was a notable contributor to performance, partly as a result of the stellar performance of local markets as well as individual stock picks.
     The Fund invested in "Emerging Europe" during the year and the holding in Gedeon Richter, the Hungarian pharmaceutical business proved rewarding.

ASSET  ALLOCATION

     Our investment philosophy and process means that the fund's geographic split is the result of stock picking. We see less opportunity in choosing countries or "markets" than we do in evaluating companies. The geographic result of the year's efforts was most visible in the Swedish market whose representation in the fund rose to 8.4% by the end of the year from 1.8% a year earlier. In neighboring Norway, the Fund's exposure rose from 2.4% to 4.7%.

OUTLOOK

     The best part of the interest rate impetus is probably behind us and the year ahead will demand an even sharper focus on companies' earnings. The Fund has been well served by its major holdings and we don't anticipate the need to make significant changes. Where we do expect further opportunity is among the growing number of European restructuring cases. Just as Europe's deflation should not be underestimated, neither should the gathering momentum towards leaner, fitter and more profitable businesses.

-------------
A Plan of Distribution (12b-1 plan), as proposed by your Fund's directors, was approved by the Class A shareholders of each Series of the Fund in 1996. The 12b-1 plan calls for your Fund to pay the Fund's distributor up to 0.30% of its average net assets to finance distribution and servicing related activities engaged in by the distributor and third party financial intermediaries for the benefit of the Fund and its shareholders.

--------------------------------------------------------------------------------
                   GAM EUROPE FUND -- STATEMENT OF INVESTMENTS
--------------------------------------------------------------------------------

AS AT 31ST DECEMBER, 1996


                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------
EQUITIES
                  BELGIUM
       990        Generale de Banque                    355,227            1.41
        90        Generale de Banque Rts                     51            0.00
                                                     ----------          ------
                                                        355,278            1.41
                                                     ----------          ------

                  FINLAND
    15,140        Kesko                                 213,738            0.85
                                                     ----------          ------
                                                        213,738            0.85
                                                     ----------          ------

                  FRANCE
     2,101        Air Liquide                           327,996            1.31
    15,015        AXA                                   954,987            3.80
     2,080        Comptoirs Modernes                  1,122,482            4.47
     7,500        Credit Commercial de France           346,921            1.38
     5,412        Guilbert                            1,058,722            4.21
     2,762        IMETAL                                407,766            1.62
       550        Rexel                                 166,956            0.66
    11,677        SEITA                                 488,370            1.94
     5,565        Technip                               522,339            2.08
    10,960        Total B                               891,418            3.55
     7,750        Valeo                                 477,980            1.90
                                                     ----------          ------
                                                      6,765,937           26.92
                                                     ----------          ------
                  GERMANY
    11,850        BASF AG                               456,504            1.82
       970        Buderus                               479,075            1.91
    15,550        Veba                                  899,370            3.58
                                                     ----------          ------
                                                      1,834,949            7.31
                                                     ----------          ------
                  HUNGARY
     4,460        Gedeon Richter                        260,649            1.04
                                                     ----------          ------
                                                        260,649            1.04
                                                     ----------          ------
                  ITALY
   305,345        TIM                                   771,982            3.07
                                                     ----------          ------
                                                        771,982            3.07
                                                     ----------          ------
                  NETHERLANDS
     9,679        ABN-AMRO Holding                      629,347            2.50
    36,300        Elsevier 613,172                                         2.44
     4,663        Eriks Holdings                        403,273            1.60
    16,625        Heijmans Group                        254,859            1.01
     4,790        Royal Dutch Petroleum Bearer          839,320            3.34
    39,560        Telegraaf Holding                     833,011            3.32
                                                     ----------          ------
                                                      3,572,982           14.21
                                                     ----------          ------

                  NORWAY
    12,855        Kverneland Gruppen                    355,331            1.41
     7,095        Orkla A                               498,090            1.98
    10,800        Sparebanken                           338,388            1.35
                                                     ----------          ------
                                                      1,191,809            4.74
                                                     ----------          ------
                  PORTUGAL
   *+8,297        Sotancro                                   --            0.00
                                                     ----------          ------
                                                             --            0.00
                                                     ----------          ------
                  SPAIN
     4,200        Banco Popular Registered              825,570            3.29
                                                     ----------          ------
                                                        825,570            3.29
                                                     ----------          ------
                  SWEDEN
    24,900        Atlas Copco                           602,491            2.40
    17,125        Kalmar Industries                     285,032            1.13
    28,175        Sandvik A                             760,237            3.03
    16,300        Svenska Handlesbank                   468,501            1.86
                                                     ----------          ------
                                                      2,116,261            8.42
                                                     ----------          ------
                  SWITZERLAND
       800        Affichage Genussscheine               342,473            1.36
      *672        Novartis AG Registered                769,650            3.06
       110        Roche Holding Genussscheine           855,921            3.41
                                                     ----------          ------
                                                      1,968,044            7.83
                                                     ----------          ------
                  UNITED KINGDOM
    26,710        BTR                                   130,407            0.52
    27,550        Daily Mail & General Trust A          621,570            2.47
    21,000        Glaxo Wellcome                        341,763            1.36
    52,580        Hozelock Group                        408,940            1.63
   241,750        Metalrax Group                        426,566            1.70
   183,751        Burford Holdings                      459,584            1.83
   165,320        NFC                                   523,938            2.09
  *139,250        Somerfield                            393,606            1.57
   300,000        United Industries                     241,547            0.96
    20,235        Wolseley                              160,844            0.64
    91,735        Wyevale Garden Centres                361,448            1.44
    28,720        Zeneca                                809,344            3.22
                                                     ----------          ------
                                                      4,879,557           19.43
                                                     ----------          ------
TOTAL EQUITIES  (COST $20,653,072)                   24,756,756           98.52
                                                     ----------          ------

Equity Warrants
                  SWITZERLAND
      *130        Roche Holding Wts 1998--05--05          4,225            0.02
                                                     ----------          ------
TOTAL EQUITY WARRANTS  (COST $2,181)                      4,225             0.02
                                                     ----------          ------

--------------------------------------------------------------------------------
             GAM EUROPE FUND -- STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------
PREFERRED SHARES
                  GERMANY
     5,500        Henkel Pfd                            276,287            1.10
       765        STO Pfd Bearer                        360,427            1.43
                                                     ----------          ------
TOTAL PREFERRED SHARES  (COST $628,967)                 636,714            2.53
                                                     ----------          ------
TOTAL INVESTMENTS (COST $21,284,220**)               25,397,695          101.07
NET CURRENT LIABILITIES                                (270,290)          (1.07)
                                                     ----------          ------
TOTAL NET ASSETS                                     25,127,405          100.00
                                                     ==========          ======


*   Non-income producing security.
**  Cost for federal income tax purposes is $21,288,756. (Note 5)
+   Fair value determined by the Board of Directors.

See notes to financial statements.


GEOGRAPHIC ANALYSIS
AS AT 31ST DECEMBER, 1996


[The following table represents a chart in the printed piece.]

NET CURRENT LIABILITIES      (1.07%)
FRANCE                       26.92%
OTHER AREAS                   3.30%
NORWAY                        4.74%
SWEDEN                        8.42%
SPAIN                         3.29%
NETHERLANDS                  14.21%
ITALY                         3.07%
SWITZERLAND                   7.85%
GERMANY                       9.84%
UNITED KINGDOM               19.43%

--------------------------------------------------------------------------------
                             GAM PACIFIC BASIN FUND
--------------------------------------------------------------------------------


FUND MANAGEMENT
--------------------------------------------------------------------------------


----------

  [Photo]

----------

MICHAEL S. BUNKER, INVESTMENT DIRECTOR, HAS OVERALL RESPONSIBILITY FOR ASIAN INVESTMENT POLICY. PRIOR TO JOINING GAM IN 1985, HE WORKED FOR J. ROTHSCHILD CHARTERHOUSE MANAGEMENT LTD. IN HONG KONG. HE HAS OVER 20 YEARS' INVESTMENT EXPERIENCE, PRIMARILY IN ASIAN MARKETS. HE COMMENCED MANAGEMENT OF GAM PACIFIC BASIN FUND ON MAY 6, 1987. MR. BUNKER ALSO MANAGES THE OFFSHORE FUND GAM PACIFIC INC. MR. BUNKER IS NOW BASED IN LONDON, HAVING LIVED IN HONG KONG FOR 3 YEARS.

     The Fund's investment objective is long-term capital appreciation, generally through investment in equity securities issued by companies with principal offices in the Pacific Basin, including Japan, Hong Kong, Singapore, Malaysia, Indonesia, the Philippines, Korea, Taiwan, India, Australia and New Zealand. However, if the Fund determines that the long-term capital appreciation of debt securities may equal or exceed the return on equity securities, it may be invested substantially in debt securities of Pacific Basin companies and the governments of the Pacific Basin, their agencies and instrumentalities. Any income realized by the Fund on its investments will be incidental to its goal of long-term capital appreciation.

REPORT TO SHAREHOLDERS
--------------------------------------------------------------------------------
THE FACTS -- CLASS A SHARES


                                                         GAM
                                               Pacific Basin
                                              Class A (after                          Average
                                         GAM         maximum             MSCI         1 Month
                               Pacific Basin      sales load          Pacific         Deposit
                                     Class A          of 5%)            Index            Rate

31st Dec, 96                         US$15.26                        2,138.88
---------------------------------------------------------------------------------------------
                                            %               %               %               %
---------------------------------------------------------------------------------------------
Quarter to Dec, 96                      -1.56           -6.48           -7.10           +1.31
---------------------------------------------------------------------------------------------
Jan -- Dec, 1996                        -0.39           -5.31           -8.40           +5.37
---------------------------------------------------------------------------------------------
Average annual total return:-
---------------------------------------------------------------------------------------------
1 year to Dec, 1996                     -0.39           -5.31           -8.40           +5.37
---------------------------------------------------------------------------------------------
5 years to Dec, 1996                   +11.05           +9.92           +3.47           +4.52
---------------------------------------------------------------------------------------------
Since inception                        +10.56           +9.98           +0.86           +6.17
---------------------------------------------------------------------------------------------


     Performances are calculated on a total return basis. During the year, Class A shares paid a dividend of US$1.64 and Class D US$1.55. Class A inception was on 6th May, 1987 and Class D on 18th October, 1995. Indications of past performance are not necessarily indicative of future performance. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

--------------------------------------------------------------------------------
          GAM PACIFIC BASIN FUND -- REPORT TO SHAREHOLDERS (CONTINUED)
--------------------------------------------------------------------------------


                                    [Chart]



NOTE: The graphs compare the performance results of a hypothetical $10,000 investment in either Class and a comparable index. The performance of Class A and Class D are also shown after adjustment to reflect the maximum sales load, which is waived for certain investors. The performance of the index does not reflect brokerage commissions and other expenses that would be incurred to acquire a comparable portfolio of securities.



----------
Sources used are the net asset value of the Fund computed daily and Morgan Stanley Capital International.

The MSCI Pacific Index is an arithmetical average weighted by market value of the performance of some 410 securities listed on the stock exchanges of Australia, Hong Kong, New Zealand, Singapore/Malaysia and Japan. The combined market capitalisation of these companies represents approximately 60% of the aggregate market value of the stock exchanges of the above five countries. The percentage change in the value of the index includes dividends reinvested.


THE FACTS -- CLASS D SHARES


                                                         GAM
                                               Pacific Basin
                                              Class D (after                          Average
                                          GAM        maximum             MSCI         1 Month
                                Pacific Basin     sales load          Pacific         Deposit
                                      Class D       of 3.5%)            Index            Rate
31st Dec, 96                         US$15.20                        2,138.88
---------------------------------------------------------------------------------------------
                                            %               %               %               %
---------------------------------------------------------------------------------------------
Quarter to Dec, 96                      -1.90           -5.34           -7.10           +1.31
---------------------------------------------------------------------------------------------
Jan -- Dec, 1996                        -1.19           -4.65           -8.40           +5.37
---------------------------------------------------------------------------------------------
Average annual total return:-
---------------------------------------------------------------------------------------------
Since inception                         +0.83           -2.11           -0.93           +5.44
---------------------------------------------------------------------------------------------





                                    [Chart]

--------------------------------------------------------------------------------
          GAM PACIFIC BASIN FUND -- REPORT TO SHAREHOLDERS (CONTINUED)
--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURN - CLASS A



                                    [Chart]



ANNUAL PERFORMANCE - CLASS A



                                    [Chart]




                                   GAM
                         Pacific Basin
                        Class A (after
                 GAM           maximum             MSCI
       Pacific Basin        sales load          Pacific
             Class A            of 5%)            Index
Year               %                 %               %
-------------------------------------------------------
1992           (0.37)           (5.35)           (18.20)
1993           51.51            43.93             35.97
1994            7.41             2.04             13.03
1995            4.56            (0.72)             2.99
1996           (0.39)           (5.31)            (8.40)

THE COMMENT

     In the first quarter of 1996, investors were confident that Japanese equities would continue their strong upward trend against the background of a sustainable recovery in the domestic economy. A combination of supplemental budgets, very low interest rates and a steadily weakening currency should have provided sufficient stimulus to improve both business and consumer confidence and underpin the upturn in economic prospects. This has not been the case, indicating that the structural problems to be addressed in sectors such as banking and heavy industry are more deeply rooted than originally anticipated. The Japanese stock market has increasingly focused on a narrow range of companies such as motors and electricals and until a broader recovery in earnings becomes evident, this trend is likely to continue. The yen is also expected to drift downwards against the US dollar while interest rates are held at an historically low level.

     Shares in other Asian countries experienced sharply contrasting fortunes in 1996, with Korea and Thailand falling due to deteriorating domestic economic conditions and weakness in their trade accounts. Hong Kong investors have at times been nervous about the prospect of higher US interest rates, but the overall trend has seen equities rising to record levels on the Hang Seng index. This improvement is a direct result of growing confidence and anticipation that the hand-over of the colony to China in six months time will be a smooth transition which will enhance, rather than damage, local prosperity.

---------
A Plan of Distribution (12b-1 plan), as proposed by your Fund's directors, was approved by the Class A shareholders of each Series of the Fund in 1996. The 12b-1 plan calls for your Fund to pay the Fund's distributor up to 0.30% of its average net assets to finance distribution and servicing related activities engaged in by the distributor and third party financial intermediaries for the benefit of the Fund and its shareholders.

--------------------------------------------------------------------------------
               GAM PACIFIC BASIN FUND -- STATEMENT OF INVESTMENTS
--------------------------------------------------------------------------------

AS AT 31ST DECEMBER, 1996

                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------

EQUITIES
                  AUSTRALIA
    81,500        Broken Hill Proprietary             1,160,863            2.24
    93,475        CRA                                 1,467,397            2.84
   583,000        MIM Holdings                          815,522            1.58
   358,000        Novus Petroleum                       819,522            1.59
   110,875        WMC                                   698,863            1.35
                                                     ----------          ------
                                                      4,962,225            9.60
                                                     ----------          ------

                  HONG KONG
   669,000        Amoy Properties                       964,426            1.87
   152,000        Cheung Kong (Holdings)              1,351,089            2.61
   832,000        Hong Kong & China Gas               1,597,414            3.09
   870,200        Hong Kong Telecommunications        1,395,110            2.70
    68,400        HSBC Holdings (HKD)                 1,463,598            2.83
   *446000        Kerry Properties                    1,222,471            2.36
   156,000        Sun Hung Kai Properties             1,911,048            3.70
   211,000        Swire Pacific A                     2,018,747            3.91
   357,352        Wharf (Holdings)                    1,783,410            3.45
                                                     ----------          ------
                                                     13,707,313           26.52
                                                     ----------          ------

                  INDONESIA
   566,400        Bank Bali (FR)                      1,414,801            2.74
   854,000        Hero Supermarket (FR)                 632,727            1.22
   770,000        Mayorah Indah (FR)                    358,594            0.69
   232,000        Modern Photo Film (FR)                736,664            1.43
   314,000        Mustika Ratu (FR)                     425,402            0.82
                                                     ----------          ------
                                                      3,568,188            6.90
                                                     ----------          ------

                  JAPAN
    73,000        Canon                               1,613,678            3.12
    18,700        Canon Sales                           416,596            0.81
       164        DDI                                 1,084,742            2.10
    11,000        Japan Associated Finance              869,096            1.68
    64,000        Joshin Denki                          663,155            1.28
    41,000        Matsushita Electric Industrial        669,113            1.29
    82,000        Mitsubishi Estate                     842,587            1.63
    16,000        Murata Manufacturing                  531,906            1.03
   116,000        Nagoya Railroad                       445,730            0.86
    40,200        ORIX                                1,673,120            3.24
    20,000        Secom                               1,210,604            2.34
    75,000        Sekisui Chemical                      757,707            1.47
    16,300        Sony                                1,068,276            2.07
   100,000        Sumitomo Marine & Fire Insurance      621,708            1.20
    68,000        Suzuki Motor                          622,399            1.20
     8,000        Tachihi Enterprise                    241,775            0.47
    25,000        Tokyo Electron                        766,341            1.48
    19,900        Xebio                                 592,824            1.15
                                                     ----------          ------
                                                     14,691,357           28.42
                                                     ----------          ------
                                                     14,691,357           28.42
                                                     ----------          ------
                  KOREA
    58,000        Hyundai Motor GDR                     432,100            0.84
    14,524        LG Electronics                        183,913            0.36
       320        Samsung Electronics GDS
                    (Voting) New                         10,440            0.02
    11,245        Samsung Electronics GDS
                    (Non Voting) New                    174,298            0.34
    46,315        Samsung Electronics GDS
                    (Non Voting)                        856,828            1.66
     1,068        Samsung Electronics Representing
                    (Voting) New                         43,388            0.08
    46,508        Shinhan Bank                          740,550            1.43
                                                     ----------          ------
                                                      2,441,517            4.73
                                                     ----------          ------

                  MALAYSIA
   140,500        Genting                               968,006            1.87
   103,000        Hume Industries (Malaysia)            648,466            1.26
                                                     ----------          ------
                                                      1,616,472            3.13
                                                     ----------          ------
                  NEW ZEALAND
   316,098        Carter Holt Harvey                    717,324            1.39
                                                     ----------          ------
                                                        717,324            1.39
                                                     ----------          ------

                  PHILIPPINES
   546,000        Ayala Land B                          622,814            1.20
   185,400        Bank of Philippine Islands          1,120,859            2.17
    16,800        Philippine Long Distance
                    Telephone                           923,042            1.79
                                                     ----------          ------
                                                      2,666,715            5.16
                                                     ----------          ------

                  SINGAPORE
   106,750        Development Bank of Singapore
                    Singapore (FR)                    1,441,846            2.79
   777,000        Kim Eng Holdings                      710,755            1.37
   147,432        Overseas Chinese Banking Corp
                    (FR)                              1,833,286            3.55
    20,000        Wing Tai Holdings                      57,171            0.11
                                                     ----------          ------
                                                      4,043,058            7.82
                                                     ----------          ------
                  THAILAND
   400,000        Krung Thai Bank (FR)                  772,050            1.49
   181,750        Post Publishing (FR)                  389,778            0.75
    91,000        Siam Commerical Bank (FR)             659,986            1.28
   116,610        Thai Farmers Bank (FR)                727,505            1.41
   220,700        Thai Glass Industries (FR)            757,295            1.47
   247,400        Thai Military Bank (FR)               487,160            0.94
                                                      3,793,774            7.34
                                                     ----------          ------
TOTAL EQUITIES (COST $55,152,964)                    52,207,943          101.01
                                                     ----------          ------

--------------------------------------------------------------------------------
         GAM PACIFIC BASIN FUND -- STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------


                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------

EQUITY WARRANTS

                  INDONESIA
    *2,800        Bank Bali (FR) Wts 200                  1,423            0.00
                                                     ----------          ------
                                                          1,423            0.00
                                                     ----------          ------
                  JAPAN
      *710        Canon Sales Wts 1999-11-22             96,011            0.19
      *210        Kyocera Wts 1998                      144,375            0.28
      *190        Seino Transportation Wts                4,750            0.01
      *490        Tobu Railway Wts 1998                  18,375            0.04
                                                     ----------          ------
                                                        263,511            0.52
                                                     ----------          ------
                  SINGAPORE
    80,000        Keppel Wts 1997                       275,566            0.53
                                                     ----------          ------
                                                        275,566            0.53
                                                     ----------          ------
                  THAILAND
   *17,763        Thai Farmers Bank Wts 2002
                    (FR)                                 16,796            0.03
                                                     ----------          ------
                                                         16,796            0.03
                                                     ----------          ------
TOTAL EQUITY WARRANTS (COST $1,123,852)                 557,296            1.08
                                                     ----------          ------
TOTAL INVESTMENTS (COST $56,276,816**)               52,765,239          102.09
NET CURRENT LIABILITIES                              (1,079,426)          (2.09)
                                                     ----------          ------
TOTAL NET ASSETS                                     51,685,813          100.00
                                                     ==========          ======

*  Non-income producing security.
** Cost for federal income tax purposes is $56,465,787. (Note 5)

Glossary of Terms:
   GDR - Global Depository Receipt
   GDS - Global Depository Shares
   FR - Foreign REgistered

See notes to financial statements.


GEOGRAPHICAL ANALYSIS
AS AT 31ST DECEMBER, 1996

NET CURRENT LIABILITIES      (2.09)%
JAPAN                         28.94%
PHILIPPINES                    5.16%
MALAYSIA                       3.13%
NEW ZEALAND                    1.39%
KOREA                          4.73%
INDONESIA                      6.90%
SINGAPORE                      8.35%
THAILAND                       7.37%
AUSTRALIA                      9.60%
HONG KONG                     26.52%

--------------------------------------------------------------------------------
                             GAM JAPAN CAPITAL FUND
--------------------------------------------------------------------------------



FUND MANAGEMENT
--------------------------------------------------------------------------------

--------

 [Photo]

--------

PAUL S. KIRKBY, INVESTMENT DIRECTOR, IS RESPONSIBLE FOR INVESTMENT IN THE JAPANESE MARKET. PRIOR TO JOINING GAM IN 1985, AS A SENIOR FUND MANAGER IN HONG KONG, HE WAS AN INVESTMENT ANALYST WITH NEW JAPAN SECURITIES CO. LTD IN TOKYO. HE COMMENCED MANAGEMENT OF GAM JAPAN CAPITAL FUND ON JULY 1, 1994. MR KIRKBY ALSO MANAGES THE OFFSHORE FUND GAM JAPAN INC. MR. KIRKBY IS NOW BASED IN LONDON, HAVING LIVED IN HONG KONG FOR SEVEN YEARS.

     The Fund's investment objective is long-term capital appreciation, generally through investment in equity securities issued by companies with principal offices in Japan. However, if the Fund determines that the long-term capital appreciation of debt securities may equal or exceed the return on equity securities, it may be substantially invested in debt securities of companies and governments, their agencies and instrumentalities. Any income realized by the Fund on its investments will be incidental to its goal of long-term capital appreciation.


REPORT TO SHAREHOLDERS
--------------------------------------------------------------------------------
THE FACTS


                                                    GAM Japan
                                                      Capital
                                                       (after                         Average
                                                      maximum           Tokyo         1 Month
                                    GAM Japan      sales load            S.E.         Deposit
                                      Capital          of 5%)           Index            Rate
31st Dec, 96                          US$9.39                        1,470.94
---------------------------------------------------------------------------------------------
                                            %               %               %               %
---------------------------------------------------------------------------------------------
Quarter to Dec, 96                      -4.35           -9.13          -13.11           +1.31
---------------------------------------------------------------------------------------------
Jan -- Dec, 1996                        +0.15           -4.85          -16.55           +5.37
---------------------------------------------------------------------------------------------
Average annual total return:-
---------------------------------------------------------------------------------------------
1 year to Dec, 1996                     +0.15           -4.85          -16.55           +5.37
---------------------------------------------------------------------------------------------
Since inception                         +0.98           -1.06          -10.06           +5.55
---------------------------------------------------------------------------------------------


     Performances are calculated on a total return basis. During the year, a dividend was paid of US$0.79. The Fund's inception was on 1st July, 1994. Indications of past performance are not necessarily indicative of the future performance. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

--------------------------------------------------------------------------------
          GAM JAPAN CAPITAL FUND -- REPORT TO SHAREHOLDERS (CONTINUED)
--------------------------------------------------------------------------------





                                    [Chart]




NOTE: The graph compares the performance results of a hypothetical $10,000 investment in the Fund and a comparable index. The performance of the Fund is also shown after adjustment to reflect the maximum sales load, which is waived for certain investors. The performance of the index does not reflect brokerage commissions and other expenses that would be incurred to acquire a comparable portfolio of securities.

----------
Sources used are net asset value of the Fund computed  daily and  Datastream.

The Tokyo Stock Exchange Index (TOPIX) is a capitalisation-weighted composite index of approximately 1,200 companies listed on the First Section of the Tokyo Stock Exchange. The combined market capitalisation of these companies represents approximately 95% of the aggregate market value of the First and Second Section. The percentage change in the value of the index is calculated on a total return basis with dividends reinvested.


THE COMMENT

     During 1996 the economy continued its modest recovery helped by record low interest rates, the weakness of the yen and deficit spending by the government. Company profits put in their third year of recovery. Despite all this good news, however, the stock market failed to make significant progress. Reasons given for the dull market response include concerns about the sustainability of the economic recovery and increased stock supply. Though these are valid concerns the uncompelling level of valuations remains the primary restraining factor preventing sharp advances by the indices. Although the outcome for the stock market this year has not come as a complete surprise, some of the Fund's stock picks have nevertheless been somewhat disappointing. Excellent performances from holdings in technology exporters and selected retailers have been offset by weakness in small stocks and insurance companies.

     Looking forward to next year, conditions will remain subdued, however the broadening of the economic recovery should provide a wider range of opportunities for investment. Excessive pessimism at this late stage is unwarranted. We expect continued performance from the technology area together with a recovery from smaller stocks and financial issues. The yen is likely to remain under pressure, although weakness from here is unlikely to match that seen over the last 18 months. Expecting some pause in the yen's descent, the proportion of the Fund's exposure to dollars has been reduced, a position which may be subject to further review.


----------
A Plan of Distribution (12b-1 plan), as proposed by your Fund's directors, was approved by the Class A shareholders of each Series of the Fund in 1996. The 12b-1 plan calls for your Fund to pay the Fund's distributor up to 0.30% of its average net assets to finance distribution and servicing related activities engaged in by the distributor and third party financial intermediaries for the benefit of the Fund and its shareholders.

--------------------------------------------------------------------------------
               GAM JAPAN CAPITAL FUND -- STATEMENT OF INVESTMENTS
--------------------------------------------------------------------------------


                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------

EQUITIES
                  APPLIANCES & HOUSEHOLD DURABLES
    19,500        Rinnai                                392,324            1.07
    25,000        Sony                                1,638,460            4.49
                                                     ----------          ------
                                                      2,030,784            5.56
                                                     ----------          ------
                  AUTOMOBILES
  *138,000        Mazda Motor                           493,325            1.35
    31,000        Suzuki Motor                          283,741            0.78
                                                     ----------          ------
                                                        777,066            2.13
                                                     ----------          ------
                  BANKING
    38,000        Bank of Kyoto                         180,796            0.49
    55,000        Long Term Credit Bank of Japan        297,772            0.81
    20,000        Tochigi Bank                          184,785            0.51
                                                     ----------          ------
                                                        663,353            1.81
                                                     ----------          ------
                  BROADCASTING & PUBLISHING
     9,000        Broadcasting System Niigata           116,570            0.32
                                                     ----------          ------
                                                        116,570            0.32
                                                     ----------          ------
                  BUILDING MATERIALS & COMPONENTS
    20,300        Almetax Manufacturing                 164,770            0.45
                                                     ----------          ------
                                                        164,770            0.45
                                                     ----------          ------
                  BUSINESS & PUBLIC SERVICES
       400        NIC                                     5,595            0.02
        40        Nihon Jumbo                             1,395            0.00
    20,000        Secom                               1,210,604            3.32
    21,060        Wesco                                 263,682            0.72
                                                     ----------          ------
                                                      1,481,276            4.06
                                                     ----------          ------
                  CHEMICALS
    61,000        Shin-Etsu Chemical                  1,111,389            3.04
                                                     ----------          ------
                                                      1,111,389            3.04
                                                     ----------          ------
                  CONSTRUCTION & HOUSING
    19,000        Ataka Construction & Engineering      120,585            0.33
    14,600        Daito Trust Construction Co.          162,628            0.44
                                                     ----------          ------
                                                        283,213            0.77
                                                     ----------          ------
                  DATA PROCESSING &REPRODUCTION
    80,000        Canon                               1,768,414            4.85
                                                     ----------          ------
                                                      1,768,414            4.85
                                                     ----------          ------
                  ELECTRICAL & ELECTRONICS
     5,500        IO Data Device                        149,599            0.41
    16,000        NEC                                   193,420            0.53
     6,600        NIDEC                                 225,110            0.62
    44,600        Nippon Denwa Shisetsu                 412,072            1.13
    10,800        Satori Electric                       372,092            1.02
     7,200        Shinko Electric Industries            234,384            0.64
                                                     ----------          ------
                                                      1,586,677            4.35
                                                     ----------          ------
                  ELECTRONIC COMP. & INSTRUMENTS
    19,000        Mitsumi Electric                      357,655            0.98
    16,000        Murata Manufacturing                  531,906            1.46
    33,000        Omron Corp.                           621,190            1.70
    11,000        Rohm                                  721,872            1.98
    25,000        Tokyo Electron                        766,341            2.10
                                                     ----------          ------
                                                      2,998,964            8.22
                                                     ----------          ------
                  FINANCIAL SERVICES
    14,000        Japan Associated Finance            1,106,122            3.03
    12,100        Nichiei (8577)                        893,317            2.45
    45,100        ORIX                                1,877,057            5.14
     5,100        Shohkoh Fund                        1,109,749            3.04
                                                     ----------          ------
                                                      4,986,245           13.66
                                                     ----------          ------
                  HEALTH & PERSONAL CARE
    11,000        Banyu Pharmaceutical                  153,873            0.42
    53,750        Eisai                               1,058,199            2.90
       220        Santen Pharmaceutical                   4,559            0.01
    11,000        Sawai Pharmaceutical                  131,077            0.36
    10,000        Taisho Pharmaceutical                 235,731            0.64
    14,700        Towa Pharmaceutical                   203,091            0.56
                                                     ----------          ------
                                                      1,786,530            4.89
                                                     ----------          ------
                  INDUSTRIAL COMPONENTS
    11,000        Okamura                                72,757            0.20
                                                     ----------          ------
                                                         72,757            0.20
                                                     ----------          ------
                  INSURANCE
   120,000        Dai-Tokyo Fire & Marine
                    Insurance                           637,251            1.75
   168,000        Sumitomo Marine & Fire
                    Insurance                         1,044,469            2.86
                                                     ----------          ------
                                                      1,681,720            4.61
                                                     ----------          ------
                  LEISURE & TOURISM
    17,000        Royal                                 388,999            1.07
    27,000        Shochiku                              233,140            0.64
                                                     ----------          ------
                                                        622,139            1.71
                                                     ----------          ------
                  MACHINERY & ENGINEERING
    18,000        Amada Metrecs                         164,753            0.45
    1,100        Japan Engineering Consultants          11,303            0.03
   121,000        Mitsubishi Heavy Industries           961,230            2.63
    10,000        Sansei Yusoki                         110,526            0.30
    21,000        Takuma                                230,291            0.63
     4,000        Tsubaki Nakashima                      33,710            0.10
                                                     ----------          ------
                                                      1,511,813            4.14
                                                     ----------          ------

--------------------------------------------------------------------------------
         GAM JAPAN CAPITAL FUND -- STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------

                  MERCHANDISING
    27,300        Amway Japan                           876,919            2.40
    15,200        Aoyama Trading                        404,248            1.11
    27,600        Circle K Japan                      1,191,607            3.26
     9,000        Daimon                                144,547            0.39
       400        Ishiguro Homa                           7,253            0.02
    27,000        Joshin Denki                          279,769            0.77
    40,000        Juel Verite Ohkubo                    270,098            0.74
    18,000        Jusco                                 610,828            1.67
    21,000        Marui                                 378,983            1.04
    19,900        Matsumotokiyoshi                      652,966            1.79
     7,100        Paris Miki                            256,265            0.70
    16,000        Shimachu                              410,327            1.12
    15,900        Xebio                                 473,664            1.30
     4,600        York-Benimaru                         128,296            0.35
                                                     ----------          ------
                                                      6,085,770           16.66
                                                     ----------          ------
                  REAL ESTATE
    15,000        Daiwa Kosho Lease                     115,275            0.32
     2,000        Tachihi Enterprises                    60,444            0.17
    32,000        TOC                                   284,604            0.78
                                                     ----------          ------
                                                        460,323            1.27
                                                     ----------          ------
                  RECREATION, OTHER CONSUMER GOODS
    35,000        Fuji Photo Film                     1,154,477            3.16
                                                     ----------          ------
                                                      1,154,477            3.16
                                                     ----------          ------
                  TELECOMMUNICATIONS
       138        DDI Corp.                             912,771            2.50
                                                     ----------          ------
                                                        912,771            2.50
                                                     ----------          ------
                  TRANSPORTATION-- ROAD & RAIL
       190        West Japan Railway Co.                615,232            1.69
                                                     ----------          ------
                                                        615,232            1.69
                                                     ----------          ------
                  UTILITIES -- ELECTRIC & GAS
     5,330        Okinawa Electric Power                135,770            0.37
                                                     ----------          ------
                                                        135,770            0.37
                                                     ----------          ------
                  WHOLESALE & INTERNATIONAL TRADE
    19,200        Nakayamafuku                          157,499            0.43
                                                     ----------          ------
                                                        157,499            0.43
                                                     ----------          ------
TOTAL EQUITIES  (COST $36,613,447)                   33,165,522           90.85
                                                     ----------          ------
EQUITY WARRANTS
                  ELECTRONIC COMP. & INSTRUMENTS
      *200        Kyocera Wts 1998                      137,500            0.38
       *40        Yamatake Honeywell Wts 1997            90,500            0.25
                                                     ----------          ------
                                                        228,000            0.63
                                                     ----------          ------
                  MACHINERY & ENGINEERING
       *35        Toyo Engineering Wts 1997                 875            0.00
                                                     ----------          ------
                                                            875            0.00
                                                     ----------          ------

                  RECREATION, OTHER CONSUMER GOODS
      *150        Canon Sales Wts 1997--11--11           14,456            0.04
      *190        Canon Sales Wts 1999--11--22           25,693            0.07
                                                     ----------          ------
                                                         40,149            0.11
                                                     ----------          ------
                  TRANSPORTATION -- ROAD & RAIL
       *30        Seino Transporation Wts 1997              750            0.00
      *170        Tobu Railway Wts 1998                   6,375            0.02
                                                     ----------          ------
                                                          7,125            0.02
                                                     ----------          ------
TOTAL EQUITY WARRANTS  (COST $513,800)                  276,149            0.76
                                                     ----------          ------
PREFERRED SHARES
                  FINANCIAL SERVICES
30,000,000 Y      Sakura Finance Bermuda
                    0.75% CV Pfd 2001                   266,169            0.73
                                                     ----------          ------
                                                        266,169            0.73
                                                     ----------          ------
                  BANKING
   240,000        Fuji International Finance Pfd
                    Registered 2002--02--01             210,863            0.58
                                                     ----------          ------
                                                        210,863            0.58
                                                     ----------          ------
TOTAL PREFERRED SHARES  (COST $484,681)                 477,032            1.31
                                                     ----------          ------
TOTAL INVESTMENTS (COST $37,611,928**)               33,918,703           92.92
NET CURRENT ASSETS                                    2,598,150            7.08
                                                     ----------          ------
TOTAL NET ASSETS                                     36,516,853          100.00
                                                     ==========          ======

*  Non-income producing security.
** Cost for federal income tax purposes is $37,994,209. (Note 5)

See notes to the financial statements.

--------------------------------------------------------------------------------
                             GAM NORTH AMERICA FUND
--------------------------------------------------------------------------------

FUND MANAGEMENT
--------------------------------------------------------------------------------


---------

[Photo]

---------

FAYEZ SAROFIM FOUNDED FAYEZ SAROFIM & CO IN 1958 AND IS THE PRESIDENT AND CHAIRMAN OF THE BOARD. HE IS ALSO A DIRECTOR OF TELEDYNE INC., ARGONAUT GROUP, UNITRIN, INC., MESA INS., IMPERIAL HOLLY CORP. AND EXOR GROUP. FROM 1951 TO 1958 MR. SAROFIM WORKED FOR ANDERSON CLAYTON & CO., WHERE HIS LAST ASSIGNMENT WAS AS ASSISTANT TO THE PRESIDENT. HE COMMENCED MANAGEMENT OF GAM NORTH AMERICA FUND ON JUNE 29, 1990. MR. SAROFIM ALSO MANAGES THE OFFSHORE FUND GAM US INC.

     The Fund's investment objective is long-term capital appreciation, generally through investment in equity securities issued by companies with principal offices in the United States and Canada. However, if the Fund determines that the long-term capital appreciation of debt securities may equal or exceed the return on equity securities, it may be substantially invested in debt securities of companies and governments, their agencies and instrumentalities. Any income realized by the Fund on its investments will be incidental to its goal of long-term capital appreciation.


REPORT TO SHAREHOLDERS
--------------------------------------------------------------------------------
THE FACTS


                                                          GAM
                                                North America
                                                       (after                         Average
                                                      maximum             S&P        1 Month
                                          GAM      sales load            Comp        Deposit
                                North America        of 5%)             Index           Rate
31st Dec, 96                         US$13.56                          740.74
---------------------------------------------------------------------------------------------
                                            %               %               %               %
---------------------------------------------------------------------------------------------
Quarter to Dec, 96                      +7.75           +2.36           +8.34           +1.31
---------------------------------------------------------------------------------------------
Jan -- Dec, 1996                       +24.10          +17.89          +22.95           +5.37
---------------------------------------------------------------------------------------------
Average annual total return:-
---------------------------------------------------------------------------------------------
1 year to Dec, 1996                    +24.10          +17.89          +22.95           +5.37
---------------------------------------------------------------------------------------------
5 years to Dec, 1996                   +10.86           +9.73          +15.20           +4.52
---------------------------------------------------------------------------------------------
Since inception                        +12.18          +11.37          +14.41           +5.32
---------------------------------------------------------------------------------------------


     Performances are calculated on a total return basis. During the year, a dividend was paid of US$1.25. The Fund's inception was on 1st January, 1990. Indications of past performance are not necessarily indicative of future performance. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

--------------------------------------------------------------------------------
          GAM NORTH AMERICA FUND -- REPORT TO SHAREHOLDERS (CONTINUED)
--------------------------------------------------------------------------------

                                    [CHART]



NOTE: The graph compares the performance results of a hypothetical $10,000 investment in the Fund and a comparable index. The performance of the Fund is also shown after adjustment to reflect the maximum sales load, which is waived for certain investors. The performance of the index does not reflect brokerage commissions and other expenses that would be incurred to acquire a comparable portfolio of securities.

----------
Sources used are the net asset value of the Fund which is computed daily and Datastream.

The Standard & Poor's Composite Index is an unmanaged weighted index of the stock performance of 500 industrial, transportation, utility and financial companies. The percentage change in the value of the index includes dividends reinvested.


AVERAGE ANNUAL TOTAL RETURN

                                    [Chart]


ANNUAL PERFORMANCE

                                    [CHART]


                                     GAM     STANDARD &
                           NORTH AMERICA         POOR'S
                 GAM      (AFTER MAXIMUM      COMPOSITE
       NORTH AMERICA    SALES LOAD OF 5%)         INDEX
YEAR               %                   %              %
-------------------------------------------------------
1992            2.42              (2.70)           7.63
1993           (2.09)             (6.98)          10.08
1994            2.97              (2.18)           1.27
1995           30.90              24.35           37.60
1996           24.10              17.89           22.95

--------------------------------------------------------------------------------
               GAM NORTH AMERICA FUND -- STATEMENT OF INVESTMENTS
--------------------------------------------------------------------------------

THE COMMENT

     The US economy has expanded over a period of 69 months in the current economic cycle. We believe the expansion has become more balanced than was the case in the first half of 1996 when GDP growth exceeded a sustainable, non-inflationary pattern. Overall, we expect the economy to remain relatively healthy, with average annual GDP of about 1.5--2.0% in the first half of 1997 and a somewhat stronger rate of growth later in the year, as lower interest rates contribute to a pick-up in demand and inventories are rebuilt. We believe the yield curve will continue to flatten, with short-term rates declining slightly from current levels and the rate on the 30-year bond breaking below 6.0% early in 1997. We believe annual inflation, as measured by the GDP price deflator, will increase at an annual rate of 2.2% in 1997. Export growth should pick up from current levels as our trading partners' economies improve.

     The consumer sector, which has been fueling growth, is reliquifying balance sheets from historically high debt levels and bank lending has become more selective. A sharp credit contraction reflects this trend, which is weakening demand. Relatedly, demographic trends support a continued rise in the US savings rate. Involuntary inventory accumulation also suggests weaker production and declining employment growth in the first half of 1997. Corporate profits will continue, but with some deceleration. In our view, earnings growth will be increasingly selective. We continue to focus investment strategy on large capitalisation, high quality multinationals with projected above-average earnings growth.

     Individual stock selection and strategic emphasis has positively impacted our firm's performance in 1996. As corporate profits become more selective and consistent earnings growth is at a premium, we expect that equity markets will reflect this selectivity, and investors will increasingly understand that they should look at a market of stocks, rather than the stock market in general. We expect the two-tier profile of the market will persist, and that lower quality, smaller capitalization and the more illiquid issues will underperform the higher quality, more visible companies. Equities should continue to outperform fixed income securities, cash and cash equivalents, and the holdings in our universe are expected to provide a total return in the range of 12--13%.

----------
A Plan of Distribution (12b-1 plan), as proposed by your Fund's directors, was approved by the Class A shareholders of each Series of the Fund in 1996. The 12b-1 plan calls for your Fund to pay the Fund's distributor up to 0.30% of its average net assets to finance distribution and servicing related activities engaged in by the distributor and third party financial intermediaries for the benefit of the Fund and its shareholders.



AS AT 31ST DECEMBER, 1996

                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------


EQUITIES
                  AEROSPACE/MILITARY TECHNOLOGY
        54        Boeing                                  5,744            0.10
                                                      ---------          ------
                                                          5,744            0.10
                                                      ---------          ------
                  AUTOMOBILES
     2,300        Chrysler                               75,900            1.30
     3,218        Ford Motor                            102,574            1.75
                                                      ---------          ------
                                                        178,474            3.05
                                                      ---------          ------
                  BANKING
     2,200        Chase Manhattan                       196,350            3.35
     2,200        Citicorp                              226,600            3.87
                                                      ---------          ------
                                                        422,950            7.22
                                                      ---------          ------
                  BEVERAGES & TOBACCO
     8,400        Coca-Cola                             442,050            7.55
     5,800        PepsiCo                               169,650            2.90
     2,800        Philip Morris                         315,350            5.39
                                                      ---------          ------
                                                        927,050           15.84
                                                      ---------          ------
                  BROADCASTING & PUBLISHING
     1,500        McGraw-Hill                            69,187            1.18
                                                      ---------          ------
                                                         69,187            1.18
                                                      ---------          ------
                  CHEMICALS
       800        Dow Chemical                           62,700            1.07
     1,400        DuPont de Nemours                     132,125            2.26
     1,700        International Flavors & Fragrances     76,500            1.31
                                                      ---------          ------
                                                        271,325            4.64
                                                      ---------          ------
                  DATA PROCESSING & REPRODUCTION
    *1,200        Compaq Computer                        89,100            1.52
                                                      ---------          ------
                                                         89,100            1.52
                                                      ---------          ------
                  ELECTRICAL & ELECTRONICS
       600        Emerson Electric                       58,050            0.99
     2,800        General Electric (USA)                276,850            4.73
                                                      ---------          ------
                                                        334,900            5.72
                                                      ---------          ------
                  ELECTRONIC COMP. & INSTRUMENTS
    *1,950        Intel                                 255,328            4.36
       900        Motorola                               55,238            0.94
                                                      ---------          ------
                                                        310,566            5.30
                                                      ---------          ------
                  ENERGY SOURCES
     2,200        Chevron                               143,000            2.44
     1,500        Exxon                                 147,000            2.51
     1,000        Mobil                                 122,250            2.09
                                                      ---------          ------
                                                        412,250            7.04
                                                      ---------          ------

--------------------------------------------------------------------------------
         GAM NORTH AMERICA FUND -- STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------

                  FINANCIAL SERVICES
     2,800        Federal National Mortgage             104,300            1.78
                                                      ---------          ------
                                                        104,300            1.78
                                                      ---------          ------
                  FOOD & HOUSEHOLD PRODUCTS
     1,100        Kellogg                                72,187            1.23
     1,900        Procter & Gamble                      204,250            3.49
                                                      ---------          ------
                                                        276,437            4.72
                                                      ---------          ------
                  HEALTH & PERSONAL CARE
     2,500        Abbott Laboratories                   126,875            2.17
     2,200        American Home Products                128,975            2.20
       900        Estee Lauder A                         45,787            0.78
     2,900        Gillette                              225,475            3.85
     4,200        Johnson & Johnson                     208,950            3.57
     3,300        Merck                                 261,525            4.47
     2,400        Pfizer                                198,900            3.40
                                                      ---------          ------
                                                      1,196,487           20.44
                                                      ---------          ------
                  INDUSTRIAL COMPONENTS
     1,300        Rockwell International                 79,138            1.35
                                                      ---------          ------
                                                         79,138            1.35
                                                      ---------          ------
                  INSURANCE
     2,300        American General                       94,012            1.61
                                                      ---------          ------
                                                         94,012            1.61
                                                      ---------          ------
                  LEISURE & TOURISM
     1,700        McDonald's                             76,925            1.31
     1,000        Walt Disney                            69,625            1.19
                                                      ---------          ------
                                                        146,550            2.50
                                                      ---------          ------
                  MACHINERY & ENGINEERING
     1,000        Caterpillar Inc.                       75,250            1.29
                                                      ---------          ------
                                                         75,250            1.29
                                                      ---------          ------
                  MERCHANDISING
     2,500        Wal-Mart Stores                        57,188            0.98
     2,500        Walgreen                              100,000            1.71
                                                      ---------          ------
                                                        157,188            2.69
                                                      ---------          ------
                  MULTI-INDUSTRY
     1,500        AlliedSignal                          100,500            1.72
        *6        Berkshire Hathaway                    204,600            3.50
     1,300        Minnesota Mining &
                    Manufacturing                       107,738            1.84
                                                      ---------          ------
                                                        412,838            7.06
                                                      ---------          ------
                  RECREATION,
                    OTHER CONSUMER GOODS
     1,000        Eastman Kodak                          80,250            1.37
                                                      ---------          ------
                                                         80,250            1.37
                                                      ---------          ------

                  TELECOMMUNICATIONS
     2,300        Pacific Telesis Group                  84,525            1.45
                                                      ---------          ------
                                                         84,525            1.45
                                                      ---------          ------
                  TRANSPORTATION-- ROAD & RAIL
     1,000        Norfolk Southern                       87,500            1.50
       700        Union Pacific                          42,088            0.72
                                                      ---------          ------
                                                        129,588            2.22
                                                      ---------          ------
TOTAL EQUITIES (COST $3,931,074)                      5,858,109          100.09
                                                      ---------          ------

PREFERRED SHARES
                  BROADCASTING & PUBLISHING
     3,000        News Corp ADR
                    (Pfd)                                52,875            0.90
                                                      ---------          ------
TOTAL PREFERRED SHARES (COST $60,555)                    52,875            0.90
                                                      ---------          ------
TOTAL INVESTMENTS (COST $3,991,629**)                 5,910,984          100.99

NET CURRENT LIABILITIES                                 (58,161)          (0.99)
                                                      ---------          ------
TOTAL NET ASSETS                                      5,852,823          100.00
                                                      =========          ======


*  Non-income producing security.
** Cost for federal income tax purposes is identical.

Glossary of Terms:
   ADR - American Depository Receipt

See notes to financial statements.

--------------------------------------------------------------------------------
                             GAM ASIAN CAPITAL FUND
--------------------------------------------------------------------------------

FUND MANAGEMENT
--------------------------------------------------------------------------------

--------------

   [Photo]

--------------


ADRIAN L. CANTWELL, INVESTMENT DIRECTOR, IS RESPONSIBLE FOR ASIA EX JAPAN PORTFOLIOS. PRIOR TO JOINING GAM IN 1990, HE WAS A DIRECTOR OF GARTMORE LIMITED, HONG KONG, RESPONSIBLE FOR SOUTH EAST ASIAN INVESTMENT. HE COMMENCED MANAGEMENT OF GAM ASIAN CAPITAL FUND ON MAY 12, 1995. MR. CANTWELL ALSO MANAGES THE OFFSHORE FUNDS GAM ASIAN INC. AND GAM SINGAPORE/MALAYSIA INC. MR. CANTWELL HAS LIVED IN HONG KONG SINCE 1985.

     The Fund's investment objective is long-term capital appreciation, generally through investment in equity securities issued by companies with principal offices in Asia other than Japan. Countries in Asia include Hong Kong, Singapore, Malaysia, Thailand, Vietnam, Indonesia, the Philippines, Korea, China, Taiwan, India, Myanmar, Pakistan, Bangladesh and Sri Lanka. However if the Fund determines that the long-term capital appreciation of debt securities may equal or exceed the return on equity securities, it may be substantially invested in debt securities of companies and governments, their agencies and instrumentalities. Any income realized by the Fund on its investments will be incidental to its goal of long-term capital appreciation.

REPORT TO SHAREHOLDERS
--------------------------------------------------------------------------------
THE FACTS


                                                    GAM Asian
                                                      Capital
                                                       (after         MSCI AC         Average
                                          GAM         maximum        Far East         1 Month
                                        Asian      sales load      (ex Japan)         Deposit
                                      Capital          of 5%)           Index            Rate
31st Dec, 96                          US$9.83                          326.88
---------------------------------------------------------------------------------------------
                                            %               %               %               %
---------------------------------------------------------------------------------------------
Quarter to Dec, 96                      +2.93           -2.21           +1.73           +1.31
---------------------------------------------------------------------------------------------
Jan Dec, 1996                           +3.28           -1.89           +9.97           +5.37
---------------------------------------------------------------------------------------------
Average annual total return:-
---------------------------------------------------------------------------------------------
1 year to Dec, 1996                     +3.28           -1.89           +9.97           +5.37
---------------------------------------------------------------------------------------------
Since inception                         +0.68           -3.74           +4.99           +5.59
---------------------------------------------------------------------------------------------



     Performances are calculated on a total return basis. During the year, a dividend was paid of US$0.01. The Fund's inception was on 12th May, 1995. Indications of past performance are not necessarily indicative of future performance. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

--------------------------------------------------------------------------------
          GAM ASIAN CAPITAL FUND -- REPORT TO SHAREHOLDERS (CONTINUED)
--------------------------------------------------------------------------------


                                    [CHART]


NOTE: The graph compares the performance results of a hypothetical $10,000 investment in the Fund and a comparable index. The performance of the Fund is also shown after adjustment to reflect the maximum sales load, which is waived for certain investors. The performance of the index does not reflect brokerage commissions and other expenses that would be incurred to acquire a comparable portfolio of securities. The performance of the index is no indication of the future performance of either the index or the Fund.

-----------
Sources used are net asset value of the Fund which is computed daily and Datastream. The MSCI Combined Far East Index (ex Japan) is an arithmetical average weighted by market value of the performance of some 400 securities listed on the stock exchanges of Hong Kong, Indonesia, Korea, Malaysia, Philipines, Singapore, Tawian and Thailand. The combined market capitalisation of these companies represents approximately 60% of the aggregated market value of the stock exchanges of the above 8 countries. The percentage change in the value of the index includes dividends reinvested.

THE COMMENT

     The switch into Hong Kong commenced in the second quarter and continued throughout the second half of the year, with that market now accounting for over half of the Fund's assets by the end of 1996. Purchases have been concentrated in a limited number of blue chips in the property, banking, conglomerate and utilities sectors. Hong Kong's broad economic outlook continues to improve with inflation, trade statistics and consumer confidence all heading in the right direction. The residential property market is now firmly on the recovery path and political relations with China are enjoying a sustained period of calm. The re-rating of the market is expected to continue, although a period of consolidation is only realistic at some juncture after the, approximately, 30% rise this year.

     The main negative influence on the performance of the Fund in 1996 has been the low weighing in Hong Kong at the beginning of the year and the exposure to the banking sector in Thailand. After a six year period of share price outperformance, the fundamental asset quality of the Thai banking sector has come into question as a result of a significant slowdown in the economy, which is likely to record growth in the 6-7% range for 1996/7, after several years of above 8% growth. Looking forward, the manager attaches a low probability to a sustained rebound in Thai share prices in 1997 and the exposure has been reduced in favour of Hong Kong. Other country weightings have changed only marginally. The markets in S. Korea, the Philippines and India (about 3% of the fund) all fell whilst Indonesia, Malaysia, New Zealand, Singapore and Taiwan (about 30% of the fund) all rose.


----------
A Plan of Distribution (12b-1 plan), as proposed by your Fund's directors, was approved by the Class A shareholders of each Series of the Fund in 1996. The 12b-1 plan calls for your Fund to pay the Fund's distributor up to 0.30% of its average net assets to finance distribution and servicing related activities engaged in by the distributor and third party financial intermediaries for the benefit of the Fund and its shareholders.

--------------------------------------------------------------------------------
               GAM ASIAN CAPITAL FUND -- STATEMENT OF INVESTMENTS
--------------------------------------------------------------------------------

AS AT 31ST DECEMBER, 1996
                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------

EQUITIES
                  HONG KONG
    22,000        Bank of East Asia                      97,847            1.74
   210,000        CDL Hotels                            120,144            2.13
    24,000        Cheung Kong Holdings                  213,330            3.80
   267,000        China Hong Kong Photo                  89,754            1.59
    48,400        Dah Sing Financial
                    Services                            196,491            3.49
   180,000        First Pacific Company                 233,887            4.15
   157,100        HKR International                     265,066            4.71
   119,000        Hong Kong & China Gas                 228,476            4.06
    46,000        Hong Kong & Shanghai
                  Hotel                                  86,832            1.54
   103,200        Hong Kong Telecommunications          165,451            2.94
    13,200        HSBC Holdings (HKD)                   282,449            5.02
   288,000        JCG Holdings                          281,130            5.00
   *27,000        Kerry Properties                       74,006            1.31
   208,000        Li & Fung                             184,213            3.27
   108,000        National Mutual Asia                  102,631            1.82
    15,000        New World Development                 100,847            1.79
    22,000        Sun Hung Kai Properties               269,507            4.79
    21,000        Swire Pacific A                       200,918            3.57
    43,000        Wharf (Holdings)                      214,597            3.81
    74,000        Wheelock                              210,964            3.75
                                                      ---------          ------
                                                      3,618,540           64.28
                                                      ---------          ------
                  INDONESIA
   127,000        Aneka Kimia Raya (FR)                  75,275            1.34
    25,850        Bank Bali (FR)                         64,570            1.15
    72,000        Citra Marga Nusaphala Persa (FR)       56,393            1.00
   189,000        Sorini (FR)                            88,019            1.56
    14,800        Tri Polyta Indonesia ADR               92,500            1.64
                                                      ---------          ------
                                                        376,757            6.69
                                                      ---------          ------
                  KOREA
     6,000        Hyundai Motor GDR                      44,700            0.79
     4,000        Samsung Electronic GDS
                   (Non-Voting)                          74,000            1.31
                                                      ---------          ------
                                                        118,700            2.10
                                                      ---------          ------
                  MALAYSIA
    24,000        Resorts World                         109,285            1.94
    25,000        Tenaga Nasional                       119,778            2.13
                                                      ---------          ------
                                                        229,063            4.07
                                                      ---------          ------
                  NEW ZEALAND
    44,000        Fernz                                 150,863            2.68
    58,000        Helicopter Line                       110,708            1.97
                                                      ---------          ------
                                                        261,571            4.65
                                                      ---------          ------
                  SINGAPORE
    34,000        DBS Land                              125,134            2.22
     5,000        Development Bank of Singapore
                    (FR)                                 67,534            1.20
    93,000        Osprey Maritime                       141,564            2.52
    43,000        Wing Tai Holdings                     122,918            2.18
                                                      ---------          ------
                                                        457,150            8.12
                                                      ---------          ------
                  TAIWAN
    *6,640        Advanced Semiconductor
                    Engineering GDR                      64,242            1.14
    *5,753        GVC GDR                                44,442            0.80
    *5,300        Siliconware Precision Industries
                    GDR                                  58,830            1.05
    *9,000        Yageo GDR                              90,450            1.61
                                                      ---------          ------
                                                        257,964            4.60
                                                      ---------          ------
                  THAILAND
     5,500        Bangkok Bank (FR)                      53,186            0.94
   *88,000        Bangkok Expressway (FR)                98,651            1.75
     2,000        Thai Farmers Bank (FR)                 12,477            0.22
    35,000        Thai Glass Industries (FR)            120,097            2.13
     7,100        Thai Military Bank (FR)                13,981            0.25
                                                      ---------          ------
                                                        298,392            5.29
                                                      ---------          ------
TOTAL EQUITIES (COST $5,588,825)                      5,618,137           99.80
                                                      ---------          ------
EQUITY FUNDS
                  TAIWAN
     3,750        Taiwan Fund                            83,438            1.48
                                                      ---------          ------
TOTAL EQUITY FUNDS (COST $78,471)                        83,438            1.48
                                                      ---------          ------
TOTAL INVESTMENTS (COST $5,667,296**)                 5,701,575          101.28
NET CURRENT LIABILITIES                                 (72,316)          (1.28)
                                                      ---------          ------
                    TOTAL NET ASSETS                  5,629,259          100.00
                                                      =========          ======
*  Non-income producing security.
** Cost for federal income tax purposes is $5,706,509.

Glossary of Terms:
   ADR - American Depository Receipt
   GDR - Global Depository Receipt
   GDS - Global Depository Shares
   FR - Foreign Registered

See notes to financial statements.

--------------------------------------------------------------------------------
          GAM ASIAN CAPITAL FUND - STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

GEOGRAPHIC ANALYSIS
AS AT 31ST DECEMBER, 1996

[The following table represents a chart in the printed piece.]

NET CURRENT LIABILITIES      (1.28)%
INDONESIA                      6.69%
THAILAND                       5.29%
TAIWAN                         6.08%
NEW ZEALAND                    4.65%
MALAYSIA                       4.07%
JAPAN                          2.10%
SINGAPORE                      8.12%
HONG KONG                     64.28%

--------------------------------------------------------------------------------
                             GAMERICA CAPITAL FUND
--------------------------------------------------------------------------------

FUND MANAGEMENT
--------------------------------------------------------------------------------

---------------

   [Photo]

---------------

GORDON GRENDER, DIRECTOR, HAS BEEN ASSOCIATED WITH THE GAM GROUP SINCE 1983. HE HAS BEEN ACTIVELY INVOLVED IN FUND MANAGEMENT IN NORTH AMERICAN STOCK MARKETS SINCE 1974. HE COMMENCED MANAGEMENT OF GAMERICA CAPITAL FUND ON MAY 12, 1995. MR. GRENDER ALSO MANAGES GAMERICA INC., AN OFFSHORE FUND WITH SIMILAR INVESTMENT OBJECTIVES.

     The Fund's investment objective is long-term capital appreciation, generally through investment in equity securities issued by companies with principal offices in the United States. However, if the Fund determines that the long-term capital appreciation of debt securities may equal or exceed the return on equity securities, it may be substantially invested in debt securities of companies and governments, their agencies and instrumentalities. Any income realized by the Fund on its investments will be incidental to its goal of long-term capital appreciation.


REPORT TO SHAREHOLDERS
--------------------------------------------------------------------------------
THE FACTS



                                                     GAMerica
                                                      Capital
                                                       (after                         Average
                                                      maximum             S&P         1 Month
                                     GAMerica      sales load            Comp         Deposit
                                      Capital          of 5%)           Index            Rate
31st Dec, 96                         US$10.82                          740.74
---------------------------------------------------------------------------------------------
                                            %               %               %               %
---------------------------------------------------------------------------------------------
Quarter to Dec, 96                      -5.97          -10.67           +8.34           +1.31
---------------------------------------------------------------------------------------------
Jan -- Dec, 1996                       +18.31          +12.40          +22.95           +5.37
---------------------------------------------------------------------------------------------
Average annual total return:-
---------------------------------------------------------------------------------------------
1 year to Dec, 1996                    +18.31          +12.40          +22.95           +5.37
---------------------------------------------------------------------------------------------
Since inception                        +11.73           +8.28          +26.14           +5.59
---------------------------------------------------------------------------------------------



     Performances are calculated on a total return basis. During the year, a dividend was paid of US$1.01. The Fund's inception was on 12th May, 1995. Indications of past performance are not necessarily indicative of future performance. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

--------------------------------------------------------------------------------
           GAMERICA CAPITAL FUND -- REPORT TO SHAREHOLDERS (CONTINUED)
--------------------------------------------------------------------------------


                                    [CHART]


NOTE: The graph compares the performance results of a hypothetical $10,000 investment in the Fund and a comparable index. The performance of the Fund is also shown after adjustment to reflect the maximum sales load, which is waived for certain investors. The performance of the index does not reflect brokerage commissions and other expenses that would be incurred to acquire a comparable portfolio of securities.

----------
Sources used are the net asset value of the Fund which is computed daily and Datastream.


THE COMMENT

     The US Stock Market experienced another exceptional year with continued large gains in corporate profits and sustained lower interest rates. After a sharp correction in the market in July, the S&P 500 posted gains of 23% by year end, including reinvested dividends. Large capitalization stocks accounted for a significant part of this gain, with the energy, financial and technology sectors leading the market.

     The Fund, which commenced operations in mid-1995, started the year with assets of approximately $2 million and a 25% cash position. By year end, the portfolio was fully invested through strategic selection of several positions in small to large capitalization issues. Existing holdings were largely unchanged.

     Individual issues in the portfolio performed on average in line with the market. Both the Fund's small asset base as well as its weightings in small and mid-cap issues contributed to the Fund's underperformance of the index.

----------
A Plan of Distribution (12b-1 plan), as proposed by your Fund's directors, was approved by the Class A shareholders of each Series of the Fund in 1996. The 12b-1 plan calls for your Fund to pay the Fund's distributor up to 0.30% of its average net assets to finance distribution and servicing related activities engaged in by the distributor and third party financial intermediaries for the benefit of the Fund and its shareholders.

--------------------------------------------------------------------------------
                GAMERICA CAPITAL FUND -- STATEMENT OF INVESTMENTS
--------------------------------------------------------------------------------


AS AT 31ST DECEMBER, 1996

                                                         MARKET               %
                                                          VALUE              OF
HOLDINGS             DESCRIPTION                            US$      NET ASSETS
--------------------------------------------------------------------------------

EQUITIES
                  BEVERAGES & TOBACCO
     2,000        American Brands                        99,251            5.16
                                                      ---------          ------
                                                         99,251            5.16
                                                      ---------          ------
                  BUSINESS & PUBLIC SERVICES
  * 13,000        Professional Staff ADR                113,750            5.91
  * 26,400        Titan Corp.                            89,100            4.63
                                                      ---------          ------
                                                        202,850           10.54
                                                      ---------          ------
                  CONSTRUCTION & HOUSING
   * 6,250        Palm Harbor Homes                     175,001            9.10
                                                      ---------          ------
                                                        175,001            9.10
                                                      ---------          ------
                  ELECTRICAL & ELECTRONICS
     2,500        AVX                                    53,750            2.79
                                                      ---------          ------
                                                         53,750            2.79
                                                      ---------          ------
                  ENERGY SOURCES
     3,000        Unocal                                121,875            6.33
                                                      ---------          ------
                                                        121,875            6.33
                                                      ---------          ------
                  FOOD & HOUSEHOLD PRODUCTS
     3,150        Archer-Daniels-Midland                 69,301            3.60
                                                      ---------          ------
                                                         69,301            3.60
                                                      ---------          ------
                  HEALTH & PERSONAL CARE
   * 4,500        ClinTrials Research                   102,375            5.32
     8,000        Intimate Brands A                     136,000            7.07
   * 5,000        Regency Health Services                48,125            2.50
  * 30,000        Unilab                                 13,125            0.68
                                                      ---------          ------
                                                        299,625           15.57
                                                      ---------          ------
                  INDUSTRIAL COMPONENTS
  * 12,000        Foamex International                  198,000           10.29
                                                      ---------          ------
                                                        198,000           10.29
                                                      ---------          ------
                  INSURANCE
     3,000        USLIFE                                 99,751            5.19
                                                      ---------          ------
                                                         99,751            5.19
                                                      ---------          ------
                  MERCHANDISING
   * 6,000        Best Buy                               63,750            3.31
    10,000        Fred's A                               86,250            4.48
     2,000        Mercantile Stores                      98,750            5.13
   * 5,000        Party City                             85,000            4.42
  * 12,500        Sports & Recreation                    96,875            5.04
                                                      ---------          ------
                                                        430,625           22.38
                                                      ---------          ------
                  TELECOMMUNICATIONS
   * 6,000        WorldCom                              156,375            8.13
                                                      ---------          ------
                                                        156,375            8.13
                                                      ---------          ------
TOTAL EQUITIES (COST $1,730,650)                      1,906,404           99.08
                                                      ---------          ------
TOTAL INVESTMENTS (COST $1,730,650 **)                1,906,404           99.08

NET CURRENT ASSETS                                       17,606            0.92
                                                      ---------          ------
TOTAL NET ASSETS                                      1,924,010          100.00
                                                      =========          ======


*   Non-income producing security.
**  Cost for federal income tax purposes is identical.

Glossary of Terms:
    ADR - American Depository Receipt

See notes to financial statements.

--------------------------------------------------------------------------------
                      GAM FUNDS, INC. -- PORTFOLIO ANALYSIS
--------------------------------------------------------------------------------
                     AS AT 31ST DECEMBER, 1996 (UNAUDITED)


                                         --------------------------------------------------------------------------------------
                                                                       GAM     GAM         GAM      GAM
                                                   GAM        GAM      GAM  Pacific      Japan     North     Asian   GAMerica
                                         International     Global   Europe    Basin    Capital   America   Capital   Capital
                                                     %          %        %        %          %         %         %         %
                                         --------------------------------------------------------------------------------------
ANALYSIS, BY GEOGRAPHICAL AREA:
         Australia                                  --        --        --      9.60        --        --        --        --
         Belgium                                  1.72                                                          --      1.41
         China                                      --        --        --        --        --        --        --        --
         Denmark                                  1.92
         Finland                                    --        --      0.85
         France                                   6.95      1.67     26.92        --        --        --        --        --
         Germany                                 12.69      6.19      9.84        --        --        --        --        --
         Hong Kong                               13.67     10.79        --     26.52        --        --     64.28        --
         Hungary                                    --        --      1.04
         Indonesia                                  --        --        --      6.90        --        --      6.69        --
         Italy                                      --        --      3.07        --        --        --        --        --
         Japan                                   14.65      6.31        --     28.94     92.92        --        --        --
         Korea                                      --        --        --      4.73        --        --      2.10        --
         Malaysia                                 1.20        --        --      3.13        --        --      4.07        --
         Netherlands                             10.51      7.02     14.21        --        --        --        --        --
         New Zealand                                --        --        --      1.39        --        --      4.65        --
         Norway                                     --        --      4.74        --        --        --        --        --
         Philippines                                --        --        --      5.16        --        --        --        --
         Singapore                                2.08      1.55        --      8.35        --        --      8.12        --
         Spain                                    3.08        --      3.29        --        --        --        --        --
         Sweden                                   1.79      1.47      8.42        --        --        --        --        --
         Switzerland                              7.70      6.64      7.85        --        --        --        --        --
         Taiwan                                     --        --        --        --        --        --      6.08        --
         Thailand                                   --        --        --      7.37        --        --      5.29        --
         United Kingdom                          22.23     11.54     19.43        --        --        --        --        --
         United States                              --     45.77        --        --        --    100.09        --     93.17
         Other Areas                                --        --        --        --        --      0.90        --      5.91
                                                ------    ------    ------    ------    ------    ------    ------    ------
Total Investments                               100.19     98.95    101.07    102.09     92.92    100.99    101.28     99.08
Other/Net current assets/(liabilities)           (0.19)     1.05     (1.07)    (2.09)     7.08     (0.99)    (1.28)     0.92
                                                ------    ------    ------    ------    ------    ------    ------    ------
Total Net Assets                                100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00
                                                ======    ======    ======    ======    ======    ======    ======    ======

ANALYSIS, BY SECTOR:
Aerospace & Military Technology                     --        --        --        --        --      0.10        --        --
Appliances & Household Durables                   3.00      1.48        --      5.82      5.56        --      1.31        --
Automobiles                                         --        --        --      2.04      2.13      3.05      0.79        --
Banking                                          22.50     19.67     11.79     20.66      2.39      7.22     14.01        --
Beverages/Tobacco                                   --      2.26      1.94        --        --     15.84        --      5.16
Broadcasting & Publishing                         1.50        --      8.23      0.75      0.32      2.08        --        --
Building Materials & Components                     --      1.23      2.07      2.73      0.45        --        --        --
Business & Public Services                        6.24      4.17      5.57      3.34      4.06        --      1.00     10.54
Chemicals                                         1.32        --      3.13        --      3.04      4.64      7.22        --
Construction & Housing                              --      1.09      1.91        --      0.77        --      1.75      9.10
Data Processing & Reproduction                    3.03      1.95        --      3.12      4.85      1.52        --        --
Electrical & Electronics                            --        --        --      1.03      4.35      5.72      3.46      2.79
Electronic Comp & Instruments                     3.71      5.13        --      1.76      8.85      5.30      1.14        --


--------------------------------------------------------------------------------
                GAM FUNDS, INC. -- PORTFOLIO ANALYSIS (CONTINUED)
--------------------------------------------------------------------------------
                     AS AT 31ST DECEMBER, 1996 (UNAUDITED)


                                         --------------------------------------------------------------------------------------
                                                                       GAM     GAM         GAM      GAM
                                                   GAM        GAM      GAM  Pacific      Japan     North     Asian   GAMerica
                                         International     Global   Europe    Basin    Capital   America   Capital   Capital
                                                     %          %        %        %          %         %         %         %
                                         -----------------------------------------------------------------------------------
ANALYSIS BY SECTOR, (CONTINUED):
         Energy Sources                             --        --      6.89      3.83        --      7.04        --      6.33
         Financial Services                       4.53     14.08      0.66      6.29     14.39      1.78      5.00        --
         Fixed Interest                           8.86      5.18        --        --        --        --        --        --
         Fixed Interest Options                     --        --        --        --        --        --        --        --
         Fixed Interest Warrants                  2.64      3.16        --        --        --        --        --        --
         Food & Household Products                0.84        --      4.29      0.69        --      4.72        --      3.60
         Forest Products & Paper                    --        --      1.41      1.39        --        --        --        --
         Gold Mines                                 --        --        --        --        --        --        --        --
         Health & Personal Care                  12.18     18.10     12.11        --      4.89     21.84        --     15.57
         Index Futures                            0.21      0.59        --        --        --        --        --        --
         Industrial Components                      --        --      1.90        --      0.20      1.35        --     10.29
         Insurance                                6.65      6.13      3.80      1.20      4.61      1.61      1.82      5.19
         Investment Funds                           --        --        --        --        --        --      1.48        --
         Leisure & Tourism                          --        --        --      1.87      1.71      2.50      7.58        --
         Machinery & Engineering                  1.20        --      9.87        --      4.14      1.29        --        --
         Merchandising                            2.46      3.47      4.47      3.65     16.66      1.29        --     22.38
         Metals-- Non-Ferrous                     1.28      1.00      1.62      5.77        --        --        --        --
         Metals-- Steel                             --      1.03      3.03        --        --        --        --        --
         Misc. Materials & Commodities              --        --        --      1.47        --        --      2.13        --
         Multi-Industry                           3.75        --      3.51      4.44        --      7.06     11.47        --
         Real Estate                              8.09      4.96      1.84     17.40      1.27        --     24.61        --
         Recreation, Other Consumer Goods           --        --      1.44      2.25      3.27      1.37        --        --
         Telecommunications                       0.83      1.50      3.07      6.59      2.50      1.45      2.94      8.13
         Transportation-- Airlines                  --        --        --        --        --        --        --        --
         Transportation-- Road & Rail             1.75      1.52      2.09      0.91      1.71      2.22        --        --
         Transportation-- Shipping                  --        --        --        --        --        --      2.52        --
         Utilities-- Electrical & Gas             3.62      1.25      3.58      3.09      0.37        --      6.19        --
         Wholesale & International Trade            --        --      0.85        --      0.43        --      4.86        --
         Other Industries                           --        --        --        --        --        --        --        --
                                                ------    ------    ------    ------    ------    ------    ------    ------
Total Investments                               100.19     98.95    101.07    102.09     92.92    100.99    101.28     99.08
Other/Net current assets/(liabilities)           (0.19)    (1.05)    (1.07)    (2.09)     7.08     (0.99)    (1.28)     0.92
                                                ------    ------    ------    ------    ------    ------    ------    ------
Total Net Assets                                100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00
                                                ======    ======    ======    ======    ======    ======    ======    ======

ANALYSIS, BY INVESTMENT:
         Equities                                86.41     86.04     98.52    101.01     90.85    100.09     99.80     99.08
         Bonds                                    8.86      5.18        --        --        --        --        --        --
         Convertibles                               --        --        --        --        --        --        --        --
         Futures                                    --        --        --        --        --        --        --        --
         Equity Warrants                          0.01      0.01      0.02      1.08      0.76        --        --        --
         Options                                    --        --        --        --        --        --        --        --
         Bond Warrants                            2.64      3.16        --        --        --        --        --        --
         Adjustable Rate Index Notes              2.27      4.56        --        --        --        --        --        --
         Equity Funds                               --        --        --        --        --        --      1.48        --
         Preferred Shares                           --        --      2.53        --      1.31      0.90        --        --
                                                ------    ------    ------    ------    ------    ------    ------    ------
Total Investments                               100.19     98.95    101.07    102.09     92.92    100.99    101.28     99.08
Other/Net current assets/(liabilities)           (0.19)     1.05     (1.07)    (2.09)     7.08     (0.99)    (1.28)     0.92
                                                ------    ------    ------    ------    ------    ------    ------    ------
Total Net Assets                                100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00
                                                ======    ======    ======    ======    ======    ======    ======    ======


--------------------------------------------------------------------------------
             GAM FUNDS, INC. -- STATEMENTS OF ASSETS AND LIABILITIES
--------------------------------------------------------------------------------
                             AT 31ST DECEMBER, 1996

                                                                                                                          GAM
                                                                        GAM               GAM             GAM           Pacific
                                                                  International         Global           Europe          Basin
                                                              --------------------------------------------------------------------
ASSETS (in US$)
Investments in securities at value                               $1,050,491,997      $20,183,605      $25,397,695      $52,765,239
Cash                                                                    243,439          307,621               --               --
Cash-- Foreign currencies                                            24,679,179               --           81,923        3,187,489
Receivables:
  Securities sold                                                    22,973,389          586,331           77,573        4,007,154
  Capital shares sold                                                 4,012,689            4,028            7,017          231,641
  Dividends, interest and other                                       7,611,059          114,993          105,254          110,026
Net equity in foreign currency exchange contracts (Note 6)            2,364,336          134,158               --          783,429
Deferred organizational expenses and other assets                         1,347               --               --               --
                                                                 --------------      -----------      -----------      -----------
TOTAL ASSETS                                                      1,112,377,435       21,330,736       25,669,462       61,084,978
                                                                 --------------      -----------      -----------      -----------

LIABILITIES
Due to Custodian                                                             --               --          223,834        5,502,314
Payables:
  Securities purchased                                               58,330,988          719,959           81,815        3,221,724
  Capital shares redeemed                                             1,894,289          110,371           80,005          377,739
Net equity in foreign currency exchange contracts (Note 6)                   --               --           43,277               --
Accrued management fee                                                2,491,152           50,079           65,276          154,012
Accrued distribution fee                                                468,868           10,720           12,845           32,422
Accrued expenses and other                                              656,806           41,344           35,005          110,954
                                                                 --------------      -----------      -----------      -----------
TOTAL LIABILITIES                                                    63,842,103          932,473          542,057        9,399,165
                                                                 --------------      -----------      -----------      -----------
NET ASSETS                                                       $1,048,535,332      $20,398,263      $25,127,405      $51,685,813
                                                                 ==============      ===========      ===========      ===========


SOURCE OF NET ASSETS
Net capital paid in on shares of capital stock                   $  918,545,454      $16,609,034      $20,432,750      $53,917,920
Accumulated net investment income/(loss)                              7,848,354          (90,362)         208,492         (264,594)
Accumulated net realized gains/(losses)
  on investments and foreign currency transactions                   (4,551,076)          19,717          412,603          772,747
Net unrealized appreciation/(depreciation)                          126,692,600        3,859,874        4,073,560       (2,740,260)
                                                                 --------------      -----------      -----------      -----------
NET ASSETS                                                       $1,048,535,332      $20,398,263      $25,127,405      $51,685,813
                                                                 ==============      ===========      ===========      ===========


CLASS A SHARES OUTSTANDING                                           43,624,803        1,364,575        2,119,727        3,263,162
CLASS A NET ASSETS                                               $1,009,819,290      $19,582,798      $25,127,405      $49,807,635
Net asset value and redemption value per share (Note 4)                  $23.15           $14.35           $11.85           $15.26
Offering price per share (100/95 x net asset value
  per share reduced on sales of $100,000 or more)                        $24.37           $15.11           $12.47           $16.06


CLASS D SHARES OUTSTANDING                                            1,677,964           57,348                           123,601
CLASS D NET ASSETS                                               $   38,716,042      $   815,465                       $ 1,878,178
Net asset value and redemption value per share (Note 4)                  $23.07           $14.22                            $15.20
Offering price per share (100/96.5 x net asset value
  per share reduced on sales of $100,000 or more)                        $23.91           $14.74                            $15.75

Identified cost of investments                                   $  925,779,673      $16,455,183      $21,284,220      $56,276,816



See notes to financial statements.

--------------------------------------------------------------------------------
       GAM FUNDS, INC. -- STATEMENTS OF ASSETS AND LIABILITIES (CONTINUED)
--------------------------------------------------------------------------------
                             AT 31ST DECEMBER, 1996



                                                                       GAM                GAM             GAM
                                                                      Japan              North            Asian         GAMerica
                                                                     Capital            America          Capital         Capital
                                                              --------------------------------------------------------------------
ASSETS (in US$)
Investments in securities at value                                 $ 33,918,703      $ 5,910,984      $ 5,701,575      $ 1,906,404
Cash                                                                  1,993,865               --               --               --
Cash-- Foreign currencies                                               113,562               --           30,353               --
Receivables:
  Securities sold                                                       216,418               --           49,696          108,441
  Capital shares sold                                                    43,183               43               --               --
  Dividends, interest and other                                           4,421           10,786           11,190              870
Net equity in foreign currency exchange contracts (Note 6)              652,235               --               --               --
Deferred organizational expenses and other assets                        17,295               52           18,748           18,765
                                                                   ------------      -----------      -----------      -----------
TOTAL ASSETS                                                         36,959,682        5,921,865        5,811,562        2,034,480
                                                                   ------------      -----------      -----------      -----------


LIABILITIES
Due to Custodian                                                             --           21,956          101,896           96,799
Payables:
  Securities purchased                                                   75,193               --           47,405               --
  Capital shares redeemed                                               223,405               --            4,138               --
Accrued management fee                                                  101,199           29,322               --               --
Accrued distribution fee                                                 20,655            3,039            2,918            1,084
Accrued expenses and other                                               22,377           14,725           25,946           12,587
                                                                   ------------      -----------      -----------      -----------
TOTAL LIABILITIES                                                       442,829           69,042          182,303          110,470
                                                                   ------------      -----------      -----------      -----------
NET ASSETS                                                         $ 36,516,853      $ 5,852,823      $ 5,629,259      $ 1,924,010
                                                                   ============      ===========      ===========      ===========


SOURCE OF NET ASSETS
Net capital paid in on shares of capital stock                     $ 40,622,921      $ 3,899,139      $ 5,748,274      $ 1,712,447
Accumulated net investment income/(loss)                               (464,007)              --         (129,251)              --
Accumulated net realized gains/(losses)
   on investments and foreign currency transactions                    (600,140)          34,330          (23,991)          35,810
Net unrealized appreciation/(depreciation)                           (3,041,921)       1,919,354           34,227          175,753
                                                                   ------------      -----------      -----------      -----------
NET ASSETS                                                         $ 36,516,853      $ 5,852,823      $ 5,629,259      $ 1,924,010
                                                                   ============      ===========      ===========      ===========



CLASS A SHARES OUTSTANDING                                            3,887,548          431,612          572,668          177,778
CLASS A NET ASSETS                                                  $36,516,853       $5,852,823       $5,629,259       $1,924,010
Net asset value and redemption value per share (Note 4)                   $9.39           $13.56            $9.83           $10.82
Offering price per share (100/95 x net asset value
  per share reduced on sales of $100,000 or more)                         $9.88           $14.27           $10.35           $11.39

Identified cost of investments                                      $37,611,928       $3,991,629       $5,667,296       $1,730,650



See notes to financial statements.

--------------------------------------------------------------------------------
                   GAM FUNDS, INC. -- STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                     FOR THE YEAR ENDED 31ST DECEMBER, 1996


                                                                                                                          GAM
                                                                        GAM               GAM             GAM           Pacific
                                                                  International         Global           Europe          Basin
                                                              --------------------------------------------------------------------

INVESTMENT INCOME (in US$)
Dividends (Note 5)                                               $   18,133,591      $   397,950      $   558,265      $ 1,062,409
Interest (Note 5)                                                    18,641,259          302,123           21,966          130,565
                                                                 --------------      -----------      -----------      -----------
                                                                     36,774,850          700,073          580,231        1,192,974
                                                                 --------------      -----------      -----------      -----------

EXPENSES
Investment advisory fee (Note 2)                                      8,746,443          206,365          270,703          710,064
Custodian fees and expenses                                           1,136,363           49,653           67,649          132,957
Transfer agent fees and expenses                                        531,258           13,201           13,123           37,004
Shareholder servicing fees                                              675,217            9,339           14,494           79,251
Distribution fee-- Class A (Note 2)                                     657,993           13,021           17,820           40,003
Distribution fee-- Class D (Note 2)                                     107,613            2,821               --            8,526
Professional fees                                                        61,339           37,917           31,430           35,764
Administrative expenses                                               1,154,069           42,967           38,230          109,712
Printing                                                                107,501            8,434            1,984            3,227
Filing fees                                                             195,637           54,696           32,063           54,608
Other                                                                   188,155            2,230           20,738           24,794
                                                                 --------------      -----------      -----------      -----------
Total operating expenses                                             13,561,588          440,644          508,234        1,235,910
Interest expense                                                        170,110           27,240            1,903           16,161
                                                                 --------------      -----------      -----------      -----------
Total expenses                                                       13,731,698          467,884          510,137        1,252,071
Fees paid indirectly (Note 2)                                          (308,909)          (4,157)         (87,794)        (195,850)
                                                                 --------------      -----------      -----------      -----------
Net expenses                                                         13,422,789          463,727          422,343        1,056,221
                                                                 --------------      -----------      -----------      -----------
Net investment income                                                23,352,061          236,346          157,888          136,753
                                                                 --------------      -----------      -----------      -----------

REALIZED AND UNREALIZED
  GAIN/(LOSS) FROM INVESTMENTS
  AND FOREIGN CURRENCY
Net realized gain/(loss) from:
  Securities and futures                                              2,511,037        1,567,263        1,934,635        3,791,861
  Foreign currency transactions                                      (6,435,969)         (24,542)          10,533        3,699,043
                                                                 --------------      -----------      -----------      -----------
                                                                     (3,924,932)       1,542,721        1,945,168        7,490,904
                                                                 --------------      -----------      -----------      -----------
Unrealized appreciation/(depreciation) for the period:
    Securities and futures                                           78,655,406          286,126        2,492,941       (7,959,592)
    Foreign currency translation of
      assets and liabilities other than investments                  (2,856,714)           6,081           49,347       (1,040,868)
                                                                 --------------      -----------      -----------      -----------
                                                                     75,798,692          292,207        2,542,288       (9,000,460)
                                                                 --------------      -----------      -----------      -----------
Net gain/(loss) on investments and foreign currencies                71,873,760        1,834,928        4,487,456       (1,509,556)
                                                                 --------------      -----------      -----------      -----------
NET INCREASE/(DECREASE) IN NET ASSETS FROM OPERATIONS            $   95,225,821      $ 2,071,274      $ 4,645,344      ($1,372,803)
                                                                 ==============      ===========      ===========      ===========



See notes to financial statements.

--------------------------------------------------------------------------------
             GAM FUNDS, INC. - STATEMENTS OF OPERATIONS (CONTINUED)
--------------------------------------------------------------------------------
                     FOR THE YEAR ENDED 31ST DECEMBER, 1996

                                                                       GAM                GAM             GAM
                                                                      Japan              North            Asian         GAMerica
                                                                     Capital            America          Capital         Capital
                                                              --------------------------------------------------------------------

INVESTMENT INCOME (in US$)
Dividends (Note 5)                                               $      135,904      $   119,746      $   124,254      $    23,063
Interest (Note 5)                                                       196,086            2,472            5,149            5,416
                                                                      ---------       ----------         --------         --------
                                                                        331,990          122,218          129,403           28,479
                                                                      ---------       ----------         --------         --------
EXPENSES
Investment advisory fee (Note 2)                                        350,646           57,701           66,992           23,247
Custodian fees and expenses                                              94,288            6,228           48,220           13,735
Transfer agent fees and expenses                                         18,327            3,227            3,560            1,544
Shareholder servicing fees                                               22,510            1,666            3,003              932
Distribution fee-- Class A (Note 2)                                      27,979            4,139            4,039            1,501
Professional fees                                                        25,749           19,683           23,013           18,598
Administrative expenses                                                  47,544            6,126           10,692            1,767
Printing                                                                  7,534            3,782            2,925            4,106
Amortization of organization costs                                        6,599               --            7,521            7,521
Filing fees                                                              30,978           29,591           54,765           55,158
Other                                                                    11,375           14,104           12,368           11,618
Total operating expenses                                                643,529          146,247          237,098          139,727
Expenses reimbursed (Note 2)                                                 --               --          (40,389)         (23,247)
Interest expense                                                             --            1,167            1,798            3,153
                                                                      ---------       ----------         --------         --------
Total expenses                                                          643,529          147,414          198,507          119,633
                                                                      ---------       ----------         --------         --------
Fees paid indirectly (Note 2)                                          (138,489)          (3,349)         (19,009)          (3,208)
                                                                      ---------       ----------         --------         --------
Net expenses                                                            505,040          144,065          179,498          116,425
                                                                      ---------       ----------         --------         --------
Net investment loss                                                    (173,050)         (21,847)         (50,095)         (87,946)
                                                                      ---------       ----------         --------         --------

REALIZED AND UNREALIZED
 GAIN/(LOSS)  FROM  INVESTMENTS
 AND FOREIGN CURRENCY
Net realized gain/(loss) from:
  Securities                                                            262,410          562,745          (88,209)         292,631
  Foreign currency transactions                                       3,149,416               --            3,656               --
                                                                      ---------       ----------         --------         --------
                                                                      3,411,826          562,745          (84,553)         292,631
                                                                      ---------       ----------         --------         --------
Unrealized appreciation/(depreciation) for the period:
    Securities                                                       (4,203,364)         710,420          235,542          175,800
    Foreign currency translation of
    assets and liabilities other than investments                       122,424               --             (161)              --
                                                                      ---------       ----------         --------         --------
                                                                     (4,080,940)         710,420          235,381          175,800
                                                                      ---------       ----------         --------         --------
Net gain/(loss) on investments and foreign currencies                  (669,114)       1,273,165          150,828          468,431
                                                                      ---------       ----------         --------         --------
NET INCREASE/(DECREASE) IN NET ASSETS FROM OPERATIONS                 ($842,164)      $1,251,318         $100,733         $380,485
                                                                      =========       ==========         ========         ========



See notes to financial statements.

--------------------------------------------------------------------------------
             GAM FUNDS, INC. -- STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------


                                              GAM International                    GAM Global                   GAM Europe
                                        ------------------------------    --------------------------    --------------------------

                                          For the year    For the year     For the year  For the year   For the year    For the year
                                             ended            ended           ended           ended         ended           ended
                                           31st Dec.,       31st Dec.,       31st Dec.,    31st Dec.,     31st Dec.,     31st Dec.,
                                              1996            1995              1996         1995            1996          1995
                                        ------------------------------------------------------------------------------------------
INCREASE/(DECREASE) IN NET  ASSETS FROM:
Operations
Net investment income                      $23,352,061     $12,014,169       $236,346       $615,585       $157,888       $151,856
Net realized gain/(loss)                    (3,924,932)      3,986,558      1,542,721      1,001,264      1,945,168      1,155,176
Unrealized appreciation  for the year       75,798,692      55,707,766        292,207      4,216,239      2,542,288      1,365,769
                                        --------------    ------------    -----------    -----------    -----------    -----------
Net increase in net assets
 from operations                            95,225,821      71,708,493      2,071,274      5,833,088      4,645,344      2,672,801

Dividends paid to shareholders from:
Net investment income
  Class A                                   (3,931,303)    (11,449,364)      (104,667)      (524,618)       (12,643)      (137,849)
  Class D                                      (20,209)       (164,760)          (765)        (6,086)            --        (14,596)
Net realized gain on investments
  Class A                                   (1,784,396)    (12,880,231)    (1,034,220)    (1,107,972)      (709,600)            --
  Class D                                      (63,253)       (189,648)       (43,139)       (13,417)            --             --
Capital share transactions (Note 4)        390,160,627     363,587,999     (6,945,972)     2,334,999     (1,757,129)   (11,791,785)
                                        --------------    ------------    -----------    -----------    -----------    -----------
Total increase/(decrease)  in net assets   479,587,287     410,612,489     (6,057,489)     6,515,994      2,165,972     (9,271,429)
NET ASSETS
Beginning of year                          568,948,045     158,335,556     26,455,752     19,939,758     22,961,433     32,232,862
                                        --------------    ------------    -----------    -----------    -----------    -----------
End of year                             $1,048,535,332    $568,948,045    $20,398,263    $26,455,752    $25,127,405    $22,961,433
                                        ==============    ============    ===========    ===========    ===========    ===========


See notes to financial statements.

--------------------------------------------------------------------------------
       GAM FUNDS, INC. -- STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
--------------------------------------------------------------------------------


                                              GAM Pacific Basin                GAM Japan CapitalGAM            North America
                                        ------------------------------    --------------------------    --------------------------
                                          For the year    For the year     For the year  For the year   For the year    For the year
                                             ended            ended           ended           ended         ended           ended
                                           31st Dec.,       31st Dec.,       31st Dec.,    31st Dec.,     31st Dec.,     31st Dec.,
                                              1996            1995              1996         1995            1996          1995
                                        ------------------------------------------------------------------------------------------

INCREASE/(DECREASE) IN NET   ASSETS FROM:
Operations
Net investment income/(loss)                  $136,753        ($30,461)     ($173,050)     ($135,428)      ($21,847)          $345
Net realized gain/(loss)                     7,490,904       3,325,760      3,411,826       (961,998)       562,745         18,699
Unrealized appreciation/
  (depreciation) for the year               (9,000,460)     (2,637,550)    (4,080,940)     1,266,324        710,420      1,023,284
                                           -----------     -----------    -----------    -----------     ----------     ----------
Net increase/(decrease) in
  net assets from operations                (1,372,803)        657,749       (842,164)       168,898      1,251,318      1,042,328

Dividends paid to shareholders from:
Net investment income
  Class A                                   (2,363,071)             --     (2,786,341)       (22,428)            --            (22)
  Class D                                      (73,778)             --             --             --             --             --
Net realized gain on investments
  Class A                                   (3,041,344)     (4,120,556)      (326,642)       (12,278)      (506,891)       (18,699)
  Class D                                     (101,996)        (69,502)            --             --             --             --
Capital share transactions (Note 4)          3,147,400      10,496,400     26,871,997      4,059,662       (872,358)     3,070,513
                                           -----------     -----------    -----------    -----------     ----------     ----------
Total increase/(decrease)
  in net assets                             (3,805,592)      6,964,091     22,916,850      4,193,854       (127,931)     4,094,120
NET ASSETS
Beginning of year                           55,491,405      48,527,314     13,600,003      9,406,149      5,980,754      1,886,634
                                           -----------     -----------    -----------    -----------     ----------     ----------
End of year                                $51,685,813     $55,491,405    $36,516,853    $13,600,003     $5,852,823     $5,980,754
                                           ===========     ===========    ===========    ===========     ==========     ==========



See notes to financial statements.

--------------------------------------------------------------------------------
       GAM FUNDS, INC. -- STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
--------------------------------------------------------------------------------


                                                              GAM Asian Capital                      GAMerica Capital
                                                      ------------------------------          ------------------------------
                                                     For the year        For the period      For the year     For the period
                                                          ended              ended              ended              ended
                                                       31st Dec.,           31st Dec.,         31st Dec.,        31st Dec.,
                                                          1996                1995+               1996              1995+
                                                      ----------------------------------------------------------------------
INCREASE/(DECREASE) IN NET   ASSETS FROM:
Operations
Net investment income/(loss)                            ($50,095)            ($4,819)           ($87,946)            $22,039
Net realized gain/(loss)                                 (84,553)             19,945             292,631              12,000
Unrealized appreciation/
  (depreciation) for the period                          235,381            (201,154)            175,800                 (47)
                                                      ----------          ----------          ----------          ----------
Net increase/(decrease)in
   net assets from operations                            100,733            (186,028)            380,485              33,992

Dividends paid to shareholders from:
Net investment income
  Class A                                                     --                  --                  --             (21,207)
Net realized gain on investments
  Class A                                                 (8,786)            (25,963)           (169,707)            (12,000)
Capital share transactions (Note 4)                      (23,103)          5,772,406          (1,316,024)          3,028,471
                                                      ----------          ----------          ----------          ----------
Total increase/(decrease)
  in net assets                                           68,844           5,560,415          (1,105,246)          3,029,256
NET ASSETS
Beginning of period                                    5,560,415                  --           3,029,256                  --
                                                      ----------          ----------          ----------          ----------
End of period                                         $5,629,259          $5,560,415          $1,924,010          $3,029,256
                                                      ==========          ==========          ==========          ==========



+ Period from 12th May, 1995 (Commencement of Operations) to 31st December,1995.

See notes to financial statements.

--------------------------------------------------------------------------------
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

GAM Funds, Inc. (the "Company"), is an open-end diversified investment company registered under the Investment Company Act of 1940 comprised of eight portfolios: GAM International Fund, GAM Global Fund, GAM Europe Fund, GAM Pacific Basin Fund, GAM Japan Capital Fund, GAM North America Fund, GAM Asian Capital Fund, and GAMerica Capital Fund (the "Funds").

Each Fund seeks long-term capital appreciation by investing primarily in equity securities. GAM International Fund invests primarily in securities of companies in Europe, the Pacific Basin and Canada. GAM Global Fund invests primarily in securities of companies in the United States, Europe, the Pacific Basin and Canada. GAM Europe Fund invests primarily in securities of companies in Europe. GAM Pacific Basin Fund invests primarily in securities of companies in the Pacific Basin. GAM Japan Capital Fund invests primarily in securities of companies in Japan. GAM North America Fund invests primarily in securities of companies in the United States and Canada. GAM Asian Capital Fund invests primarily in securities of companies in Asia excluding Japan. GAMerica Capital Fund invests primarily in securities of companies in the United States.

The Funds offer Class A and Class D shares; however, Class D shares currently are available only for GAM International Fund, GAM Global Fund and GAM Pacific Basin Fund. Class A shares are sold with a front-end sales charge of up to 5% and Class D shares are sold with a front-end sales charge of up to 3.5%. The two classes of shares have identical voting, dividend, liquidation and other rights, except that each class bears its separate distribution and certain class expenses, and has exclusive voting rights with respect to any matter on which a separate vote of any class is required by federal or state law. The following is a summary of significant accounting policies followed in the preparation of the Company's financial statements.

VALUATION OF SECURITIES
Investment securities are stated at value based on the last sale price on the exchange on which the securities are traded, or, lacking any sales, at the last available bid price. Securities traded in the over-the-counter market are valued at the last available bid price. Short-term securities maturing in 60 days or less are valued on an amortized cost basis which approximates market value. Other securities for which market quotations are not readily available are valued at fair value as determined by or under the direction of the Board of Directors.

FOREIGN CURRENCY
Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into US dollar amounts at date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into US dollar amounts on the respective dates of such transactions.

The Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Funds' books, and the US dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities at fiscal period end, resulting from changes in the exchange rate.

--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

FOREIGN  CURRENCY  CONTRACTS
Each Fund may enter into forward foreign currency exchange contracts primarily in order to hedge against foreign currency exchange rate risks on the non-US dollar denominated investment securities. These contracts are valued daily and the Funds' equity therein, representing unrealized gain or loss on the contracts, is included in the Statement of Assets and Liabilities. Realized and unrealized gains and losses are included in the Statement of Operations.

FUTURES CONTRACTS
Initial margin deposits made with respect to futures contracts traded on domestic exchanges are maintained by the Funds' custodian in segregated asset accounts. Initial margin deposits made upon entering into futures contracts traded on foreign exchanges are recognized as assets due from the broker (the Funds' agent in acquiring the futures positions). Subsequent changes in the daily valuation of open contracts are recognized as unrealized gains or losses. Variation margin payments are made or received on domestically traded futures as appreciation or depreciation in the value of these contracts occurs. Realized gains or losses are recorded when a contract is closed.

FEDERAL INCOME TAXES
It is each Fund's policy to satisfy the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to shareholders. Therefore, no provision for Federal income taxes is required.

DISTRIBUTIONS TO SHAREHOLDERS
Distributions are recorded on the ex-dividend date. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences, which may result in distribution reclassifications, are primarily due to differing treatments for futures transactions, foreign currency transactions, passive foreign investment companies (PFIC), capital loss carryforwards and losses deferred due to wash sales and excise tax regulations. Permanent book and tax basis differences relating to shareholder distributions will result in reclassifications to paid in capital and may affect the per share distribution between net investment income and realized and unrealized gain/(loss). The calculation of Net Investment Income per share in the Selected Financial Information excludes these adjustments. Undistributed net investment income/(loss) and accumulated undistributed net realized gain/(loss) on investments and foreign currency transactions may include temporary book and tax basis differences which will reverse in a subsequent period. Any taxable income or gain remaining at fiscal year end is distributed in the following year.

DEFERRED ORGANIZATION EXPENSES
Organization costs for GAM Japan Capital Fund, GAM Asian Capital Fund and GAMerica Capital Fund have been deferred and are being amortized on a straight-line basis over a five-year period from each Fund's commencement of operations.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period.
Actual results could differ from those estimates.

OTHER
Securities transactions are recorded on the trade date basis. Interest is accrued on a daily basis and market discount is accreted on a straight-line basis. Dividend income is recorded on the ex-dividend date, except that certain dividends on foreign securities are recorded as soon as information is available to the Fund.

--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

NOTE 2. INVESTMENT ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES
The Investment Adviser, GAM International Management Limited, receives a fee under its agreement with the Company equivalent to 1% per annum of each Fund's average daily net assets, except for GAM North America Fund. With respect to GAM North America Fund, GAM International Management Limited and Fayez Sarofim & Co. serve as co-investment advisers to the Fund. Each co-adviser receives a fee under its agreement equivalent to 0.50% per annum of the Fund's average daily net assets. For the year ended 31st December, 1996, waivers of management fees by the Investment Adviser amounted to $40,389 and $23,247 for the GAM Asian Capital Fund and GAMerica Capital Fund, respectively.

For the year ended 31st December, 1996, fund expenses were reduced as follows under an expense offset arrangement with the Fund's custodian. Custodian fees and expenses reported in the Statement of Operations exclude these credits. The Funds could have invested a portion of the assets utilized in connection with the offset arrangements in an income-producing asset if they had not entered into such an arrangement.


          GAM             GAM          GAM         GAM             GAM             GAM            GAM          GAMERICA
      INTERNATIONAL      GLOBAL      EUROPE     PACIFIC BASIN  JAPAN CAPITAL  NORTH AMERICA   ASIAN CAPITAL    CAPITAL
     -------------------------------------------------------------------------------------------------------------------
         $308,909        $4,157       $87,794      $195,850      $138,489        $3,349         $19,009        $3,208



GAM Services, Inc. acts as principal underwriter of the Fund. For the year ended 31st December, 1996, GAM Services, Inc. received front-end sales load charges of $2,062,895 from the sale of the Funds' shares.

Effective 5th September, 1995, the Funds adopted a Class D Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 which provides for payments by the Funds to GAM Services at the annual rate of up to 0.50% of each applicable Fund's average net assets attributable to Class D shares. Effective 9th October, 1996, the Funds adopted a Class A Distribution Plan pursuant to this rule which provides for payments by the Funds to GAM Services at the annual rate of up to .30% of each applicable Fund's average net assets attributable to Class A shares.

NOTE 3. DIRECTORS FEES
The Funds do not pay any compensation to their officers or to any directors, officers or employees of GAM International Management Limited, GAM Services Inc. or their affiliates, other than registered investment companies. Each disinterested director is compensated by each Fund as follows:


                        GAM             GAM          GAM         GAM             GAM             GAM           GAM         GAMERICA
                     INTERNATIONAL      GLOBAL      EUROPE     PACIFIC BASIN  JAPAN CAPITAL  NORTH AMERICA  ASIAN CAPITAL   CAPITAL
     ------------------------------------------------------------------------------------------------------------------------------
Annual Retainer        $625             $625        $625          $625           $625             $625         $625         $625
Meeting Fee              63               63          63            63             63               63           63           63


NOTE 4. CAPITAL STOCK
The Company declared a 10-for-1 stock split to shareholders of record as of 19th December, 1995. All per share data have been restated to reflect the stock split.

At 31st December, 1996, GAM Funds, Inc. had 700,000,000 shares of common stock, $0.001 par value authorized which were allocated to each Fund as follows:
150,000,000 and 50,000,000 shares respectively, were allocated to each of Class A and Class D of GAM International, 50,000,000 and 25,000,000 shares respectively, were allocated to Class A and Class D of GAM Global, GAM Europe, GAM Pacific Basin and GAM North America, 25,000,000 shares were allocated to each of Class A and Class D of GAMerica Capital Funds, while 45,000,000 and 12,500,000 shares respectively were allocated to each of Class A and Class D of GAM Japan Capital and GAM Asian Capital Funds. Changes in each Fund's capital stock are summarized as follows:

--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


                                                    GAM INTERNATIONAL FUND
                                                        For the Periods
                                    ----------------------------------------------------------
                                    01--Jan--96 to 31--Dec--96       01--Jan--95 to 31--Dec--95
                                       Shares             US$          Shares             US$
                                    ----------     -----------      ----------     -----------
CLASS A
Shares sold                         33,365,859     692,156,317       3,534,378     442,230,411
Shares issued on reinvestment
  of dividends                         219,386       4,843,204       1,043,909      22,078,675
Shares issued on 10-for-1 split             --              --      21,450,499              --
Shares redeemed                    (16,170,479)   (333,081,923)       (739,009)   (109,514,578)
                                    ----------     -----------      ----------     -----------
Net increase                        17,414,766     363,917,598      25,289,777     354,794,508
                                    ==========     ===========      ==========     ===========


CLASS D*
Shares sold                          1,461,453      30,255,446         112,790       8,456,005
Shares issued on reinvestment
  of dividends                           3,688          78,975          16,239         342,978
Shares issued on 10-for-1 split             --              --         279,205              --
Shares redeemed                       (195,341)     (4,091,392)            (70)         (5,492)
                                    ----------     -----------      ----------     -----------
Net increase                         1,269,800      26,243,029         408,164       8,793,491
                                    ==========     ===========      ==========     ===========


----------
*Class D shares were offered for sale on 5th September, 1995.


                                                        GAM GLOBAL FUND
                                                        For the Periods
                                    ----------------------------------------------------------
                                    01--Jan--96 to 31--Dec--96       01--Jan--95 to 31--Dec--95
                                       Shares             US$          Shares             US$
                                    ----------     -----------      ----------     -----------
CLASS A
Shares sold                            899,878      11,907,144         176,192      14,991,450
Shares issued on reinvestment
  of dividends                          64,567         915,513         107,361       1,440,975
Shares issued on 10-for-1 split             --              --       1,595,905              --
Shares redeemed                     (1,535,935)    (20,228,744)       (131,581)    (14,398,980)
                                    ----------     -----------        --------     -----------
Net increase/(decrease)               (571,490)     (7,406,087)      1,747,877       2,033,445
                                    ==========     ===========       =========     ===========

CLASS D*
Shares sold                             54,061         697,624           2,161         297,998
Shares issued on reinvestment
  of dividends                           2,735          38,450             267           3,556
Shares issued on 10-for-1 split             --              --          19,452              --
Shares redeemed                        (21,328)       (275,959)             --              --
                                    ----------     -----------        --------     -----------
Net increase                            35,468         460,115          21,880         301,554
                                    ==========     ===========       =========     ===========
----------
*Class D shares were offered for sale on 5th September, 1995.


--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


                                                        GAM EUROPE FUND
                                                        For the Periods
                                    ----------------------------------------------------------
                                    01--Jan--96 to 31--Dec--96       01--Jan--95 to 31--Dec--95
                                       Shares             US$          Shares             US$
                                    ----------     -----------      ----------     -----------
CLASS A
Shares sold                          1,072,701      12,022,756         233,600      21,831,710
Shares issued on reinvestment
  of dividends                          47,646         542,923          11,967         118,597
Shares issued on 10-for-1 split             --              --       2,085,855              --
Shares redeemed                     (1,287,490)    (14,322,808)       (416,953)    (33,742,092)
                                    ----------     -----------        --------     -----------
Net increase/(decrease)               (167,143)     (1,757,129)      1,914,469     (11,791,785)
                                    ==========     ===========        ========     ===========




                                                     GAM PACIFIC BASIN FUND
                                                        For the Periods
                                    ----------------------------------------------------------
                                    01--Jan--96 to 31--Dec--96       01--Jan--95 to 31--Dec--95
                                       Shares             US$          Shares             US$
                                    ----------     -----------      ----------     -----------
CLASS A
Shares sold                          2,466,475      43,289,379         498,192      40,004,218
Shares issued on reinvestment
  of dividends                         265,013       4,074,012         131,648       3,512,026
Shares issued on 10-for-1 split             --              --       2,569,309              --
Shares redeemed                     (2,646,254)    (44,771,351)       (296,598)    (34,613,472)
                                    ----------     -----------        --------     -----------
Net increase                            85,234       2,592,040       2,902,551       8,902,772
                                    ==========     ===========        ========     ===========

CLASS D*
Shares sold                             53,648         907,532           8,706       1,524,125
Shares issued on reinvestment
  of dividends                           1,072          17,934           4,120          69,503
Shares issued on 10-for-1 split             --              --          78,357              --
Shares redeemed                        (22,302)       (370,106)             --              --
                                    ----------     -----------        --------     -----------
Net increase                            32,418         555,360          91,183       1,593,628
                                    ==========     ===========        ========     ===========


----------
* Class D shares were offered for sale on 5th September, 1995.

--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


                                                   GAM JAPAN CAPITAL FUND
                                                        For the Periods
                                    ----------------------------------------------------------
                                    01--Jan--96 to 31--Dec--96       01--Jan--95 to 31--Dec--95
                                       Shares             US$          Shares             US$
                                    ----------     -----------      ----------     -----------
CLASS A
Shares sold                          4,134,008      43,069,239         161,092      12,534,772
Shares issued on reinvestment
  of dividends                         232,747       2,201,623             262          24,645
Shares issued on 10-for-1 split             --              --       1,190,830              --
Shares redeemed                     (1,817,450)    (18,398,865)       (111,683)     (8,499,755)
                                    ----------     -----------        --------      ----------
Net increase                         2,549,305      26,871,997       1,240,501       4,059,662
                                    ==========     ===========        ========      ==========




                                                  GAM NORTH AMERICA FUND
                                                        For the Periods
                                    ----------------------------------------------------------
                                    01--Jan--96 to 31--Dec--96       01--Jan--95 to 31--Dec--95
                                       Shares             US$          Shares             US$
                                    ----------     -----------      ----------     -----------
CLASS A
Shares sold                             69,484         911,748          37,084       3,775,544
Shares issued on reinvestment
  of dividends                          26,418         360,609           1,246          14,805
Shares issued on 10-for-1 split             --              --         463,269              --
Shares redeemed                       (165,717)     (2,144,715)        (20,808)       (719,836)
                                      --------      ----------         -------        --------
Net increase/(decrease)                (69,815)       (872,358)        480,791       3,070,513
                                      ========      ==========         =======        ========


--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


                                                     GAM ASIAN CAPITAL
                                                        For the Periods
                                    ----------------------------------------------------------
                                    01--Jan--96 to 31--Dec--96      12--MAY--95+ to 31--Dec--95
                                       Shares             US$          Shares             US$
                                    ----------     -----------      ----------     -----------
CLASS A
Shares sold                            414,332       4,143,499          70,020       6,737,939
Shares issued on reinvestment
  of dividends                             146           1,512           2,417          22,746
Shares issued on 10-for-1 split             --              --         529,049              --
Shares redeemed                       (425,435)     (4,168,114)        (17,861)       (988,279)
                                  ------------    ------------    ------------    ------------
Net increase/(decrease)                (10,957)        (23,103)        583,625       5,772,406
                                  ============    ============    ============    ============




                                                       GAMERICA CAPITAL
                                                        For the Periods
                                    ----------------------------------------------------------
                                    01--Jan--96 to 31--Dec--96      12--MAY--95+ to 31--Dec--95
                                       Shares             US$          Shares             US$
                                    ----------     -----------      ----------     -----------
CLASS A
Shares sold                             21,800         269,201          32,077       3,216,219
Shares issued on reinvestment
  of dividends                           9,804         102,358           2,464          24,562
Shares issued on 10--for-1 split            --              --         279,569              --
Shares redeemed                       (155,887)     (1,687,583)        (12,049)       (212,310)
                                      --------      ----------         -------       ---------
Net increase/(decrease)               (124,283)     (1,316,024)        302,061       3,028,471
                                      ========      ==========         =======       =========


----------
+ Commencement of operations.

--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

NOTE 5. INVESTMENT TRANSACTIONS
The cost of purchases and proceeds of sales of investment securities for the year ended 31st December, 1996 excluding short-term securities, were as follows:


                 GAM               GAM          GAM            GAM             GAM             GAM            GAM          GAMERICA
            INTERNATIONAL         GLOBAL        EUROPE     PACIFIC BASIN   JAPAN CAPITAL   NORTH AMERICA   ASIAN CAPITAL    CAPITAL
            -----------------------------------------------------------------------------------------------------------------------
In US$
Purchases    $1,102,375,937    $20,449,369    $18,545,348    $42,902,863    $32,431,699       $486,573     $5,632,936       $597,500
Sales           664,117,735     27,832,649     18,180,676     31,070,692      6,206,720      1,856,842      5,107,635      1,415,502


Realized gains and losses are reported on an identified cost basis. At 31st December, 1996, the aggregate gross unrealized appreciation and depreciation of securities, based on cost for federal income taxes purposes, were as follows:


                    GAM             GAM          GAM            GAM             GAM             GAM            GAM          GAMERICA
              INTERNATIONAL       GLOBAL        EUROPE     PACIFIC BASIN   JAPAN CAPITAL   NORTH AMERICA   ASIAN CAPITAL    CAPITAL
            -----------------------------------------------------------------------------------------------------------------------
In US$
Appreciation   $138,235,382     $3,885,773     $4,577,921     $4,639,756       $935,383     $1,943,088       $687,145       $396,446
Depreciation     13,732,862        160,014        468,982      8,340,304      5,010,889         23,733        692,079        220,692

Net            $124,502,520     $3,725,759     $4,108,939    $(3,700,548)   $(4,075,506)    $1,919,355        $(4,934)      $175,754



At 31st December, 1996, the Funds had tax basis net capital losses as follows. These losses may be carried over to offset future capital gains through the expiration dates shown:


                    GAM            GAM          GAM            GAM             GAM             GAM            GAM          GAMERICA
               INTERNATIONAL      GLOBAL        EUROPE     PACIFIC BASIN   JAPAN CAPITAL   NORTH AMERICA   ASIAN CAPITAL    CAPITAL
            -----------------------------------------------------------------------------------------------------------------------
In US$           $4,340,589             --             --             --       $507,841             --             --            --
Carryforward      31st Dec,             --             --             --      31st Dec,             --             --            --
Expiration dates 2003--2004             --             --             --           2003             --             --            --


Foreign taxes withheld from dividends and interest for the year ended 31st December 1996, were as follows:


                    GAM            GAM          GAM            GAM             GAM             GAM            GAM          GAMERICA
               INTERNATIONAL      GLOBAL        EUROPE     PACIFIC BASIN   JAPAN CAPITAL   NORTH AMERICA   ASIAN CAPITAL    CAPITAL
            -----------------------------------------------------------------------------------------------------------------------
In US$
Dividends        $2,842,486        $43,916        $62,629       $112,254        $23,988            $53        $15,230            --
Interest             48,263         13,168          4,560             --             --             --             --            --


--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

NOTE 6. FINANCIAL INSTRUMENTS
During the period, several of the Funds have been party to financial instruments with off-balance sheet risks, including forward foreign currency contracts and futures contracts, primarily in an attempt to minimize the risk to the Fund, in respect of its portfolio transactions. These instruments involve market and/or credit risk in excess of the amount recognized in the Statement of Assets and Liabilities. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movement in currency and securities values and interest rates. The contract amount indicates the extent of the Funds' involvement in such contracts.

Forwards: When entering a forward currency contract, the Fund agrees to receive or deliver a fixed quantity of foreign currency for an agreed upon price on an agreed upon future date.

At 31st December, 1996 the Fund had outstanding forward contracts for the purchase and sale of currencies as set out below. The contracts are reported in the financial statements at the Fund's net equity, as measured by the difference between the forward foreign exchange rates at the dates of entry into the contracts and the forward rates at the reporting date, or the date an offsetting position, if any, has been entered into.


                             GAM INTERNATIONAL FUND


                                                                            UNREALIZED
                                                                         APPRECIATION/
                                                                        (DEPRECIATION)
                                                                            ----------
                                                                                   US$
14,126,320,000 Japanese yen sold vs. 132,000,000 US$,
  21st January, 1997                                                         9,646,575
41,103,210 UK Pound sterling sold vs. 100,000,000 German Deutsche marks,
  21st January, 1997                                                        (5,182,611)
1,220,292,000 Spanish peseta sold vs. 14,143,394 German Deutsche marks,
  27th January, 1997                                                          (203,444)
45,233,983 UK Pound sterling sold vs. 110,000,000 German Deutsche marks,
  27th January, 1997                                                        (5,519,665)
27,600,000 Malaysian ringgit sold vs. 10,985,512 US$,
  27th February, 1997                                                           78,576
51,000,000 Swedish krona sold vs. 11,312,719 German Deutsche marks,
  6th March, 1997                                                             (269,585)
438,290,160 French francs sold vs. 129,000,000 German Deutsche marks,
  26th March, 1997                                                            (656,165)
103,940,500 Swiss francs sold vs. 83,000,000 US$,
  17th April, 1997                                                           4,470,655
                                                                            ----------
Net equity in foreign currency exchange contracts                           $2,364,336
                                                                            ==========


--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
                                 GAM GLOBAL FUND

                                                                           US$
96,234,000 Japanese yen sold vs. 900,000 US$,
  21st January, 1997                                                    66,481
1,500,000 Swedish krona sold vs. 332,727 German Deutsche marks,
  6th March, 1997                                                       (7,929)
2,037,558 French francs sold vs. 600,000 German Deutsche marks,
  26th March, 1997                                                      (2,858)
1,616,810 Swiss francs sold vs. 1,300,000 US$,
  17th April, 1997                                                      78,464
                                                                      --------
Net equity in foreign currency exchange contracts                     $134,158
                                                                      ========


                                 GAM EUROPE FUND

                                                                           US$
35,000,000 French francs sold vs. 6,714,843 US$,
  24th January, 1997                                                   (41,462)
3,775,000 German Deutsche marks sold vs. 2,444,918 US$,
  24th January, 1997                                                   (12,571)
6,250,000 Netherland guilders sold vs. 3,611,151 US$,
  24th January, 1997                                                   (14,002)
2,625,000 Swiss francs sold vs. 1,991,063 US$,
  24th January, 1997                                                    24,758
                                                                      --------
Net equity in foreign currency exchange contracts                     ($43,277)
                                                                      ========


                             GAM PACIFIC BASIN FUND

                                                                           US$
1,987,740,000 Japanese yen sold vs. 18,000,000 US$,
  21st January, 1997                                                   783,429
                                                                      --------
Net equity in foreign currency exchange contracts                     $783,429
                                                                      ========


                             GAM JAPAN CAPITAL FUND

                                                                           US$
336,171,000 Japanese yen sold vs. 3,050,000 US$,
  7th January, 1997                                                    155,717
772,940,000 Japanese yen sold vs. 7,000,000 US$,
  17th January, 1997                                                   309,234
956,505,000 Japanese yen sold vs. 8,500,000 US$,
  3rd February, 1997                                                   199,509
349,835,000 Japanese yen sold vs. 3,050,000 US$,
  7th April, 1997                                                      (12,704)
18,086,500 Japanese yen bought vs. 155,717 US$,
  7th January, 1997                                                        479
                                                                      --------
Net equity in foreign currency exchange contracts                     $652,235
                                                                      ========


At 31st December, 1996 the Funds had sufficient cash and/or securities to cover any commitments under these Contracts.

--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

NOTE 7. SELECTED FINANCIAL INFORMATION

                                        PER SHARE OPERATING PERFORMANCE (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
                          ---------------------------------------------------------------------------------------------------------

                                              INCOME FROM INVESTMENT OPERATIONS             LESS DISTRIBUTIONS
                                          --------------------------------------   -----------------------------------

                                                        NET REALIZED              DIVIDENDS  DISTRIBUTIONS
                         NET ASSET VALUE,      NET     AND UNREALIZED  TOTAL FROM  FROM NET     FROM NET                 NET ASSET
                            BEGINNING      INVESTMENT  GAIN/(LOSS) ON  INVESTMENT INVESTMENT    REALIZED    TOTAL        VALUE, END
                            OF PERIOD    INCOME/(LOSS)  INVESTMENTS    OPERATIONS   INCOME       GAINS   DISTRIBUTIONS   OF PERIOD
                          ---------------------------------------------------------------------------------------------------------
01--JAN--96 TO
31--DEC--96
US$
GAM International
  Class A                  US$   21.37       0.57+        1.34           1.91       (0.09)     (0.04)       (0.13)       US$  23.15
  Class D                  US$   21.35       0.45+        1.32           1.77       (0.01)     (0.04)       (0.05)       US$  23.07
GAM Global
  Class A                  US$   13.51       0.16+        1.55           1.71       (0.08)     (0.79)       (0.87)       US$  14.35
  Class D                  US$   13.48       0.07+        1.47           1.54       (0.01)     (0.79)       (0.80)       US$  14.22
GAM Europe
  Class A                  US$   10.04       0.07+        2.06           2.13       (0.01)     (0.31)       (0.32)       US$  11.85
GAM Pacific Basin
  Class A                  US$   16.97       0.04+       (0.11)         (0.07)      (0.74)     (0.90)       (1.64)       US$  15.26
  Class D                  US$   16.96      (0.10)+      (0.11)         (0.21)      (0.65)     (0.90)       (1.55)       US$  15.20
GAM Japan Capital
  Class A                  US$   10.16      (0.05)+       0.07           0.02       (0.70)     (0.09)       (0.79)       US$   9.39
GAM North America
  Class A                  US$   11.93      (0.05)+       2.93           2.88          --      (1.25)       (1.25)       US$  13.56
GAM Asian Capital
   Class A                 US$    9.53      (0.07)+       0.38           0.31          --      (0.01)       (0.01)       US$   9.83
GAMerica Capital
  Class A                  US$   10.03      (0.42)+       2.22           1.80          --      (1.01)       (1.01)       US$  10.82
01--JAN--95 TO
31--DEC--95
US$
GAM International
  Class A                  US$   17.21       0.52         4.64           5.16       (0.47)     (0.53)       (1.00)       US$  21.37
  Class D                  US$   20.46       0.10         1.78           1.88       (0.46)     (0.53)       (0.99)       US$  21.35
GAM Global
  Class A                  US$   10.60       0.35         3.48           3.83       (0.30)     (0.62)       (0.92)       US$  13.51
  Class D                  US$   13.46         --         0.92           0.92       (0.28)     (0.62)       (0.90)       US$  13.48
GAM Europe
  Class A                  US$    8.66       0.07         1.38           1.45       (0.06)     (0.01)       (0.07)       US$  10.04
GAM Pacific Basin
  Class A                  US$   17.62         --         0.61           0.61          --      (1.26)       (1.26)       US$  16.97
  Class D                  US$   17.36      (0.02)        0.26           0.24          --      (0.64)       (0.64)       US$  16.96
GAM Japan Capital
  Class A                  US$    9.62      (0.07)        0.69           0.62       (0.05)     (0.03)       (0.08)       US$  10.16
GAM North America
  Class A                  US$    9.14         --         2.83           2.83          --      (0.04)       (0.04)       US$  11.93
GAM Asian Capital**
  Class A                  US$   10.00      (0.01)       (0.42)         (0.43)         --      (0.04)       (0.04)       US$   9.53
GAMerica Capital**
  Class A                  US$   10.00       0.07         0.07           0.14       (0.07)     (0.04)       (0.11)       US$  10.03
01--JAN--94 TO
31--DEC--94
US$
GAM International          US$   23.90       0.34        (2.58)         (2.24)      (0.66)     (3.79)       (4.45)       US$  17.21
GAM Global                 US$   17.92       0.19        (2.94)         (2.75)      (0.49)     (4.08)       (4.57)       US$  10.60
GAM Europe                 US$    8.93         --        (0.27)         (0.27)         --         --           --        US$   8.66
GAM Pacific Basin          US$   19.20      (0.05)        1.36           1.31          --      (2.89)       (2.89)       US$  17.62
GAM Japan Capital*         US$   10.00       0.02        (0.40)         (0.38)         --         --           --        US$   9.62
GAM North America          US$   12.80       0.04         0.23           0.27       (0.23)     (3.70)       (3.93)       US$   9.14


--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------



                                        PER SHARE OPERATING PERFORMANCE (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
                          ---------------------------------------------------------------------------------------------------------

                                              INCOME FROM INVESTMENT OPERATIONS             LESS DISTRIBUTIONS
                                          --------------------------------------   -----------------------------------

                                                        NET REALIZED              DIVIDENDS  DISTRIBUTIONS
                         NET ASSET VALUE,      NET     AND UNREALIZED  TOTAL FROM  FROM NET     FROM NET                 NET ASSET
                            BEGINNING      INVESTMENT  GAIN/(LOSS) ON  INVESTMENT INVESTMENT    REALIZED    TOTAL        VALUE, END
                            OF PERIOD    INCOME/(LOSS)  INVESTMENTS    OPERATIONS   INCOME       GAINS   DISTRIBUTIONS   OF PERIOD
                          ---------------------------------------------------------------------------------------------------------
01--JAN--93 TO
31--DEC--93
US$
GAM International          US$   14.56       0.25        10.38          10.63       (0.34)     (0.95)       (1.29)       US$  23.90
GAM Global                 US$   10.33       0.24         7.46           7.70       (0.11)        --        (0.11)       US$  17.92
GAM Europe                 US$    7.34       0.24         1.41           1.65       (0.06)        --        (0.06)       US$   8.93
GAM Pacific Basin          US$   13.14      (0.03)        6.57           6.54       (0.04)     (0.44)       (0.48)       US$  19.20
GAM North America          US$   13.63       0.19        (0.46)         (0.27)      (0.07)     (0.49)       (0.56)       US$  12.80
01--JAN--92 TO
31--DEC--92
US$
GAM International          US$   14.86       0.71        (0.28)          0.43       (0.43)     (0.30)       (0.73)       US$  14.56
GAM Global                 US$   11.37       0.64        (1.15)         (0.51)      (0.28)     (0.25)       (0.53)       US$  10.33
GAM Europe                 US$    8.33       0.40        (0.78)         (0.38)      (0.22)     (0.39)       (0.61)       US$   7.34
GAM Pacific Basin          US$   13.77       0.01        (0.06)         (0.05)      (0.09)     (0.49)       (0.58)       US$  13.14
GAM North America          US$   13.35       0.07         0.25           0.32       (0.03)     (0.01)       (0.04)       US$  13.63


 + For the year ended 31st December, 1996, net investment  income per share has been determined based on the weighted average shares outstanding method.
 * Period from 1st July, 1994 (Inception) to 31st December, 1994.
** Period from 12th May, 1995 (Inception) to 31st December, 1995.

--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


                                                                   RATIOS/SUPPLEMENTAL DATA
                                ---------------------------------------------------------------------------------------------------
                                                                            Ratios to average net assets
                                                                          --------------------------------
                                TOTAL RETURN
                                 (WITHOUT              NET ASSETS                           NET           PORTFOLIO     AVERAGE
                                DEDUCTION OF          END OF PERIOD                        INVESTMENT     TURNOVER    COMMISSION
                                SALES LOAD)           (000 OMITTED)          EXPENSES    INCOME/(LOSS)     RATE       RATE PAID++++
                                ---------------------------------------------------------------------------------------------------
01--JAN--96 TO
31--DEC--96
US$
GAM International++
  Class A                             8.98%          US$ 1,009,819             1.56%         2.70%            82%       0.0202
  Class D                             8.33%          US$    38,716             2.06%         2.13%            82%       0.0202
GAM Global++
  Class A                            12.74%          US$    19,583             2.26%         1.17%           107%       0.0255
  Class D                            11.54%          US$       815             2.88%         0.52%           107%       0.0255
GAM Europe++
  Class A                            21.32%          US$    25,127             1.89%         0.59%            76%       0.0168
GAM Pacific Basin++
  Class A                            (0.39)%         US$    49,808             1.76%         0.22%            46%       0.0251
  Class D                            (1.19)%         US$     1,878             2.28%       (0.57)%            46%       0.0251
GAM Japan Capital++
  Class A                             0.15%          US$    36,504             1.84%       (0.50)%            23%       0.0697
GAM North America+
  Class A                            24.10%          US$     5,853             2.61%       (0.39)%             9%       0.0600
GAM Asian Capital**++
  Class A                             3.28%          US$     5,629             2.98%       (0.75)%            86%       0.0124
GAMerica Capital**++
  Class A                            18.31%          US$     1,924             5.16%       (3.79)%            27%       0.0533
01--JAN--95 TO
31--DEC--95
US$
GAM International
  Class A 30.09%                                     US$   560,234             1.57%         3.89%         34.97%           --
  Class D                             9.26%          US$     8,714             2.22%*        1.90%*        34.97%           --
GAM Global
  Class A                            36.25%          US$    26,161             2.16%         2.96%         60.18%           --
  Class D                             6.97%          US$       295             2.81%*      (0.09)%*        60.18%           --
GAM Europe
  Class A                            16.77%          US$    22,961             2.12%         0.75%        145.16%           --
GAM Pacific Basin
  Class A 4.50%                                      US$    53,944             1.98%       (0.07)%         64.01%           --
  Class D                             2.35%          US$     1,547             2.63%*      (1.49)%*        64.01%           --
GAM Japan Capital**
  Class A                             6.45%          US$    13,600             3.61%       (2.35)%        122.38%           --
GAM North America**
  Class A                            30.90%          US$     5,981             2.98%         0.01%          8.57%           --
GAM Asian Capital++**
  Class A                           (4.25)%          US$     5,560             3.11%*      (0.17)%*        17.01%           --
GAMerica Capital++**
  Class A                             1.38%          US$     3,029             3.73%*        1.36%*        10.90%           --
01--JAN-94 TO
31--DEC--94
US$
GAM International                  (10.23)%          US$   158,336             1.60%         2.74%        110.48%           --
GAM Global                         (16.15)%          US$    19,940             2.29%         0.91%        123.33%           --
GAM Europe                          (3.11)%          US$    32,233             2.35%         0.06%         74.96%           --
GAM Pacific Basin                     7.41%          US$    48,527             1.78%       (0.35)%         29.11%           --
GAM Japan Capital+                  (3.77)%          US$     9,406             2.19%*        0.70%*         7.02%           --
GAM North America**                   2.97%          US$     1,887             2.54%         0.37%          3.00%           --


--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------


                                                                   RATIOS/SUPPLEMENTAL DATA
                                ---------------------------------------------------------------------------------------------------
                                                                            Ratios to average net assets
                                                                          --------------------------------
                                TOTAL RETURN
                                 (WITHOUT              NET ASSETS                           NET           PORTFOLIO     AVERAGE
                                DEDUCTION OF          END OF PERIOD                        INVESTMENT     TURNOVER    COMMISSION
                                SALES LOAD)           (000 OMITTED)          EXPENSES    INCOME/(LOSS)     RATE       RATE PAID++++
                                ---------------------------------------------------------------------------------------------------
01--JAN--93 TO
31--DEC--93
US$
GAM International++
01--JAN--93 TO
31--DEC--93
US$
GAM International                79.96%               US$    80,776            1.99%         2.28%           98.45%      --
GAM Global                       75.30%               US$    33,416            2.68%         1.88%          106.73%      --
GAM Europe                       22.68%               US$    14,398            2.64%         1.05%          181.51%      --
GAM Pacific Basin                51.52%               US$    40,719            1.93%        (0.29)%          91.07%      --
GAM North America                (2.09)%              US$     3,289            2.10%         0.69%            3.42%      --
01--JAN--92 TO
31--DEC--92
US$
GAM International                 3.08%               US$    41,032            2.03%         4.85%          109.16%      --
GAM Global                       (4.65)%              US$    19,763            2.37%         5.25%          118.41%      --
GAM Europe                       (4.91)%              US$    17,264            2.47%         5.06%           72.20%      --
GAM Pacific Basin                (0.37)%              US$    28,206            2.03%         0.09%           74.78%      --
GAM North America                 2.42%               US$    11,781            2.43%         0.47%           20.38%      --


   + Period from 1st July, 1994 (Inception) to 31st December, 1994.
  ++ Period from 12th May, 1995 (Inception) to 31st December, 1995.
   * Annualized.
  ** In the absence of expense reimbursement, expenses on an annualized basis would have represented 3.59% for GAM Asian Capital and 6.16% for GAMerica Capital of average net assets respectively, for the year ended 31st December, 1996. Expenses on an annualized basis would have represented 4.61% for GAM Japan Capital, 3.27% for GAM North America, 3.95% for GAM Asian Capital and 4.73% for GAMerica Capital of average net assets, respectively, for the period ended 31st December, 1995 and 5.81% of average net assets for GAM North America Fund for the year ended 31st December 1994.
  ++ The  ratios of  expenses  to  average  net  assets  for the year ended 31st
     December, 1996 include amounts paid through expense offset arrangements. Prior period ratios excluded these amounts (see Note 2).
++++ For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share for trades on which a commission is charged.


--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                        BANK LOANS
                      ----------------------------------------------------------------------------------------

                                                                          AVERAGE
                                             AVERAGE AMOUNT            NUMBER OF SHARES          AVERAGE
                            AMOUNTS          OF BANK LOANS               OUSTANDING             AMOUNT OF
                        OUTSTANDING           OUTSTANDING              DURING THE PERIOD      DEBT PER SHARE
                      END OF PERIOD          DURING THE PERIOD         (MONTHLY AVERAGE)         DURING
                      (000 OMITTED)           (000 OMITTED)              (000 OMITTED)         THE PERIOD
                      ----------------------------------------------------------------------------------------
01--JAN--96 TO
31--DEC--96
US$
GAM International
  Class A
  Class D
GAM Global
  Class A
  Class D
GAM Europe
  Class A
GAM Pacific Basin
  Class A
  Class D
GAM Japan  Capital
  Class A
GAM North America
  Class A
GAM Asian Capital
  Class  A
GAMerica Capital
  Class  A
01--JAN--95  TO
31--DEC--95   US$
GAM International
  Class A
  Class D
GAM Global
  Class A
  Class D
GAM Europe
  Class A                     --                 US$  123                         390             US$   0.32
GAM Pacific Basin
  Class A
  Class D
GAM Japan Capital
  Class A
GAM North America
  Class A
GAM Asian Capital++
  Class A
GAMerica Capital++
  Class A


--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------



                                                        BANK LOANS
                      ----------------------------------------------------------------------------------------

                                                                          AVERAGE
                                             AVERAGE AMOUNT            NUMBER OF SHARES          AVERAGE
                            AMOUNTS          OF BANK LOANS               OUSTANDING             AMOUNT OF
                        OUTSTANDING           OUTSTANDING              DURING THE PERIOD      DEBT PER SHARE
                      END OF PERIOD          DURING THE PERIOD         (MONTHLY AVERAGE)         DURING
                      (000 OMITTED)           (000 OMITTED)              (000 OMITTED)         THE PERIOD
                      ----------------------------------------------------------------------------------------
01--JAN--94 TO
31--DEC--94
US$
GAM International
GAM Global
GAM Europe
GAM Pacific Basin
GAM Japan Capital+
GAM North America
01--JAN--93 TO
31--DEC--93
US$
GAM International       US$      9,557          US$     2,042                2,700             US$     0.76
GAM Global              US$      2,165          US$     2,600                1,780             US$     1.48
GAM Europe              US$      1,860          US$     521                  1,680             US$     0.31
GAM Pacific Basin       US$         --          US$        --                   --             US$       --
GAM North America       US$         --          US$        --                   --             US$       --
01--JAN--92 TO
31--DEC--92
US$
GAM International       US$      2,743          US$     901                   2,790             US$     0.32
GAM Global              US$      9,010          US$     1,401                 2,130             US$     0.66
GAM Europe              US$      1,177          US$     347                   2,400             US$     0.14
GAM Pacific Basin       US$         --          US$        --                    --             US$       --
GAM North America       US$         --          US$        --                    --             US$       --


+  Period from 1st July, 1994 (Inception) to 31st December, 1994.
++ Period from 12th May, 1995 (Inception) to 31st December, 1995.

--------------------------------------------------------------------------------
                       REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Board of Directors and Shareholders of GAM Funds, Inc.

We have audited the accompanying statements of assets and liabilities, including the statements of investments, of GAM Funds, Inc. (comprising, respectively, GAM International Fund, GAM Global Fund, GAM Europe Fund, GAM Pacific Basin Fund, GAM Japan Fund, GAM North America Fund, GAM Asian Capital Fund, and GAMerica Capital Fund) as of December 31, 1996, and the related statements of operations, the statements of changes in net assets, and the selected financial information for the year then ended. These financial statements and selected financial information are the responsibility of the Companyis management. Our responsibility is to express an opinion on these financial statements and selected financial information based on our audit. The statement of changes in net assets for the year ended December 31, 1995 and the selected financial information for each of the years in the period ended December 31, 1995, were audited by other auditors whose report, dated February 2, 1996, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and selected financial information are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and selected financial information referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting GAM Funds, Inc. as of December 31, 1996, and the results of their operations, the changes in their net assets and the selected financial information for the year then ended, in conformity with generally accepted accounting principles.

Boston, Massachusetts
February 14, 1997                                       Coopers & Lybrand L.L.P.

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